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EXHIBIT 10.5

THIRD AMENDMENT TO LLC AGREEMENT

        THIS THIRD AMENDMENT TO LLC AGREEMENT (this "Amendment") is made and entered into as of June 30, 2003 by and between DUKE ENERGY HUDSON, LLC, a Delaware limited liability company ("Duke Hudson"), DUKE ENERGY ERIE, LLC, a Delaware limited liability company ("Duke Erie"), UAE REF-FUEL LLC, a Delaware limited liability company ("UAE RF") and UAE REF-FUEL II CORP., a Delaware Corporation and a wholly owned subsidiary of UAE RF ("UAE RF II").

W I T N E S S E T H:

        WHEREAS, pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of April 30, 2001, between UAE RF and Duke Energy Global Markets, Inc., a Nevada corporation ("Duke RF") (as amended, modified and supplemented through the date hereof, the "LLC Agreement"), each of Duke RF and UAE RF owned 50% of the membership interests in Duke/UAE Ref-Fuel LLC (the "Company"); and

        WHEREAS, pursuant to the Contribution to Capital, Assignment and Assumption Agreement, dated as of June 20, 2003, among Duke RF, Duke Erie and Duke Hudson, Duke RF transferred and assigned (i) a 49.8% membership interest in the Company to Duke Hudson; and (ii) a 0.2% membership interest in the Company to Duke Erie (such transfers and assignments, the "Duke Transfers"); and

        WHEREAS, pursuant to the Contribution to Capital, Assignment and Assumption Agreement, dated as of June 30, 2003, between UAE RF and UAE RF II and executed concurrently herewith, UAE RF transferred and assigned a 0.1% interest in the capital of the Company, effective June 30, 2003 (the "UAE Transfer Date"), to UAE RF II and, as a result of the concurrent execution of this Amendment, a 1% interest in all Profits and Losses of the Company realized after the date hereof, with such future Profits and Losses being determined solely for this purpose as if the Book Value of all Company assets had been adjusted as of the date hereof to equal their respective fair market values in accordance with clause (ii) of the definition of "Book Value" in the LLC Agreement (such transfer and assignment, the "UAE Transfer"). For purposes of this Amendment, the term "interest in the capital of the Company" means an amount that is equal to the Company's liquidation value at the time of the UAE Transfer, i.e., an amount that is equal to the total distributable proceeds available within the Company assuming that all of the Company's assets were sold for their Fair Market Value and after all of the Company's liabilities are paid as of such date. It is the intention of the parties hereto that "interest in the capital of the Company" be interpreted in a manner that is consistent with the term "capital interest" as defined in Internal Revenue Procedure 93-27); and

        WHEREAS, as a result of the Duke Transfers, Duke Hudson owns a 49.8% membership interest in the Company and Duke Erie owns a 0.2% membership interest in the Company; and

        WHEREAS, as a result of the UAE Transfer, UAE RF owns a 49.9% interest in the capital of the Company and has a right and obligation that is equal to 49% of the Profits and Losses of the Company realized after the date hereof and computed as described above, and UAE RF II owns a 0.1% interest in the capital of the Company and has a right and obligation to receive 1% of the Profits and Losses of the Company realized after the date hereof and computed as described above; and

        WHEREAS, neither Duke Hudson's nor Duke Erie's percentage interest in or right to receive Profits, Losses and Distributable Cash or distributions of the Company will be changed or modified in any way as a result of the UAE Transfer; and

        WHEREAS, Duke Hudson, Duke Erie, UAE RF and UAE RF II desire to amend the LLC Agreement in order to reflect the transfers discussed above.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.    Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the LLC Agreement, as amended hereby.

ARTICLE II

AMENDMENT OF LLC AGREEMENT

        Section 2.1    Amendment.

          (a)   Section 7.1(c)(i) of the LLC Agreement is hereby amended by changing the reference in clause (1) thereof from "Membership Interests" to "Ownership Percentages."

          (b)   Section 7.1(c) of the LLC Agreement is hereby amended by inserting a new subsection 7.1(c)(x), which subsection shall read in its entirety as follows:

            "Notwithstanding anything in this Agreement to the contrary, solely for purposes of computing the Profits and Losses allocable to UAE REF-FUEL LLC and UAE REF-FUEL II CORP. (but not for purposes of computing any Profits or Losses allocable to Duke Energy Hudson, LLC or Duke Energy Erie, LLC), the Profits and Losses allocable to UAE REF-FUEL LLC and UAE REF-FUEL II CORP. shall be computed as if the Book Value of all Company assets had been adjusted as of June 30, 2003 to equal their respective fair market values in accordance with clause (ii) of the definition of Book Value herein (the "Hypothetical Revaluation"); any items of income, gain, loss, expense, or deduction that would have been allocable to either UAE REF-FUEL LLC or UAE REF-FUEL II CORP. but that have not been allocated to either UAE REF-FUEL LLC or UAE REF-FUEL II CORP. by reason of the Hypothetical Revaluation shall be specially allocated 99.8% to UAE REF-FUEL LLC and 0.2% to UAE REF-FUEL II CORP.

          (c)   The last sentence of Section 8.1(e) of the LLC Agreement is hereby amended by deleting the text of such sentence in its entirety and inserting in lieu thereof the following:

            "The Members shall not vote their Membership Interests or Ownership Percentages directly except as required under the Act, and the Preferred Interests shall have no voting rights."

          (d)   The third sentence of Section 11.2(a) of the LLC Agreement is hereby amended by deleting the text of such sentence in its entirety and inserting in lieu thereof the following:

            "The First Offer Right of each Member, other than the Assigning Member, shall be exercisable for a portion of the Membership Interest described in the First Offer Notice based on the ratio that such Member's Ownership Percentage bears to the Ownership Percentages of all Members (excluding the Ownership Percentages that are owned by the Assigning Member and its Affiliates), or such other percentage as all Members other than the Assigning Member and its Affiliates shall agree."

          (e)   Section 12.3(c) of the LLC Agreement is hereby amended by (i) appending the word "and" at the end of Section 12.3(c)(ii), (ii) replacing the word "and" at the end of Section 12.3(c)(iii) with a period ("."), and (iii) deleting subsection 12.3(c)(iv).

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          (f)    Section 15.10 of the LLC Agreement is hereby amended by deleting the last sentence thereof in its entirety.

          (g)   Exhibit B of the LLC Agreement is hereby amended by deleting the text of such exhibit in its entirety and inserting in lieu thereof the following:

"OWNERSHIP PERCENTAGES

Member	Ownership Percentage
DUKE ENERGY HUDSON, LLC	49.8%
DUKE ENERGY ERIE, LLC	0.2%
UAE REF-FUEL LLC	49	%*
UAE REF-FUEL II CORP.	1	%*

*
Subject to Section 7.1(c) hereof, with respect to the Member indicated above, as of June 30, 2003, the percentage interest of such Member in the Profits, Losses, and Distributable Cash of the Company realized or distributed, as the case may be, after the date hereof, shall be in accordance with the Ownership Percentages as indicated above. The interest in the capital of the Company of UAE REF-FUEL LLC and UAE REF-FUEL II CORP. shall be 49.9% and 0.1%, respectively, as represented by Certificates Nos. 5 and 6 issued to UAE REF-FUEL LLC and UAE REF-FUEL II CORP., respectively, and UAE REF-FUEL II CORP. shall succeed to a percentage of the Capital Account balances of UAE REF-FUEL LLC as of June 30, 2003 immediately before the admission of UAE REF-FUEL II CORP. as a Member of the Company equal to that amount that represents 0.1% of the aggregate Capital Account balances of all of the Members of the Company as of that date."

          (h)   The definition of "Membership Interest" in Appendix A of the LLC Agreement is hereby amended by deleting the text of such definition in its entirety and inserting in lieu thereof the following:

            "Membership Interest" means, in respect of any Member, such Member's entire interest in the Company."

          (i)    The definition of "Ownership Percentages" in Appendix A of the LLC Agreement is hereby amended by deleting the text of such definition in its entirety and inserting in lieu thereof the following:

            "Ownership Percentage" means, in respect of any Member, the percentage set forth opposite such Member's name on Exhibit B to the LLC Agreement, as such exhibit may be amended from time to time."

          (j)    The definition of "Profits" and "Losses" in Appendix A of the LLC Agreement is hereby amended by changing the reference in clause (v) thereof from "Section 7.1(d)" to "Section 7.1(c)".

        Section 2.2    Effectiveness.    The amendment of the LLC Agreement set forth in Section 2.1 shall be effective as of the date first written above.

        Section 2.3    Full Force and Effect.    Except as expressly amended hereby, the LLC Agreement shall continue in full force and effect in accordance with the provisions thereof.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

        Section 3.1    Representations and Warranties.    Each of Duke Hudson, Duke Erie, UAE RF and UAE RF II hereby represents and warrants to the other that:

          (a)   It is duly organized and validly existing under the laws of the state of its organization and has the requisite power and authority to enter into and carry out the terms of this Amendment; and

          (b)   All actions required to be taken by it to execute and deliver this Amendment as of the date hereof have been duly taken, and no further approval of any board, court, or other body is necessary in order to permit it to consummate this Amendment, and this Amendment has been duly authorized, executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

ARTICLE IV

DISPUTE RESOLUTION

        Section 4.1    Dispute Resolution.    Any dispute, controversy or claim arising out of or relating to this Amendment shall be resolved in accordance with the provisions of the dispute resolution procedures set forth in Appendix A to the LLC Agreement.

ARTICLE V

MISCELLANEOUS PROVISIONS

        Section 5.1    Entire Agreement.    This Amendment and the LLC Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties relating to the subject matter hereof.

        Section 5.2    Modifications and Waivers.    No amendment or other modification of any provision of this Amendment shall be valid or binding unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Amendment shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach, term or condition of this Amendment by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

        Section 5.3    Separable Provisions.    If any provision of this Amendment shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder nevertheless shall remain in full force and effect.

        Section 5.4    Counterparts.    This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 5.5    Governing Law.    This Amendment shall be governed by and construed in accordance with the law of the State of Delaware without regard to its principles of conflicts of laws.

        Section 5.6    Further Assurances.    Each of the parties shall execute such agreements, instruments and other documents and take such further actions as may be reasonably required or desirable to carry out the provisions of this Amendment.

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        Section 5.7    Successors and Assigns.    Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Amendment, their respective successors and assigns.

        Section 5.8    Third-Party Beneficiaries.    The provisions of this Amendment shall only be for the benefit of, and enforceable by the parties hereto and shall not inure to the benefit of or be enforceable by any third party.

[Signatures on Following Page]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representative as of the date first above written.

DUKE ENERGY HUDSON, LLC

By:	/s/ WILLIAM B. WIENER
Name:	William B. Wiener
Title:	Sr. Vice President

DUKE ENERGY ERIE, LLC

By:	/s/ WILLIAM B. WIENER
Name:	William B. Wiener
Title:	Sr. Vice President

UAE REF-FUEL LLC

By:	/s/ DONALD T. KROM, JR.
Name:	Donald T. Krom, Jr.
Title:	Vice President, Secretary, Treasurer

UAE REF-FUEL II CORP.

By:	/s/ DONALD T. KROM, JR.
Name:	Donald T. Krom, Jr.
Title:	Vice President, Secretary, Treasurer

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SECOND AMENDMENT TO LLC AGREEMENT

        THIS SECOND AMENDMENT TO LLC AGREEMENT (this "Amendment") is made and entered into as of March    , 2003 by and between DUKE ENERGY GLOBAL MARKETS, INC., a Nevada corporation (formerly known as Duke Energy Global Asset Development, Inc.) ("Duke RF") and UAE REF-FUEL LLC, a Delaware limited liability company ("UAE RF").

W I T N E S S E T H:

        WHEREAS, pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of April 30, 2001, between UAE RF and Duke RF (as amended, the "LLC Agreement"), each of Duke RF and UAE RF owns fifty percent (50%) of the membership interests in Duke/UAE Ref-Fuel LLC (the "Company"); and

        WHEREAS, UAE RF and Duke RF desire to amend Section 11.1 of the LLC Agreement to address the circumstances under which UAE RF and Duke RF may cause the Company to dissolve or terminate pursuant to Section 708 of the Internal Revenue Code of 1986, as amended (the "Code") in connection with the admission of a member to the Company or a permitted transfer of an interest in the Company;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE VI

AMENDMENT OF LLC AGREEMENT

        Section 6.1    Amendment.    Section 11.1 of the LLC Agreement is hereby amended by deleting the text of such section in its entirety and inserting in lieu thereof the following:

        "Section 11.1 Restrictions on Transfers.

          (a)   Subject to Section 11.2 and subsections (b), (c) and (d) of this Section 11.1, a Member may (i) transfer, sell, assign, pledge, encumber or otherwise directly dispose of all or any portion of its Membership Interest, or (ii) by merger or other business combination involving such Member or a company directly or indirectly owning equity interests in such Member, cause a change in the ownership of, all or any portion of its Membership Interest (any transaction described in clauses (i) or (ii), a "Transfer"), in each case without the prior consent of any other Member.

          (b)   All Transfers hereunder shall be by instrument (including in the case of a merger or business combination the relevant agreement or plan of merger or combination), in form and substance reasonably satisfactory to the Company, which instrument shall contain an express statement by the transferee of its agreement to accept, adopt and be bound by all of the terms and provisions of this Agreement, as the same may have been amended from time to time, which shall include a Certificate duly endorsed for transfer by the transferring Member and delivered to the Company. All Transfers shall provide for the payment by the transferring Member of all reasonable expenses incurred by the Company in connection with such Transfer, including, without limitation, the necessary amendments to this Agreement to reflect such Transfer. The transferring Member and the transferee shall execute and acknowledge any and all such instruments as the Company may reasonably request to effectuate such Transfer, in each case in form and substance reasonably satisfactory to the Company. Except pursuant to a Transfer under subsection (d) of this Section 11.1, in no event shall the Company dissolve or terminate pursuant to Section 708 of the Code or otherwise upon the admission of any Member to the Company or upon any permitted Transfer of an interest in the Company by any Member.

          (c)   Notwithstanding anything to the contrary in this Agreement, at law or in equity, no Member shall Transfer or otherwise affect any Membership Interest in a way that would cause a default under any material agreement, license, permit or other instrument of any kind whatsoever to which the Company is a party or by which it is bound or that would cause, or might be reasonably expected to cause, an Adverse PUHCA Event or an Adverse QF Event. In addition, without the consent of the other Members, no Transfer (whether to a Subsidiary or otherwise) shall relieve or release the assigning Member from any of its obligations under the Transaction Documents, except as permitted thereunder.

          (d)   Subject to Section 11.2 and subsections (b) and (c) of this Section 11.1 (other than the last sentence of subsection (b)), for a period of twelve months from March    , 2003, each of Duke RF and UAE RF, while affiliated with Duke Energy Services, Inc. and United America Energy Corp., as the case may be (the "Initial Members") shall be entitled, without the consent of any other Member, to effect a Transfer that may result in a termination of the Company pursuant to Section 708(b)(1)(B) of the Code. If either of the Initial Members effects a Transfer pursuant to this subsection (d) that results in a termination of the Company pursuant to Section 708(b)(1)(B) of the Code (an "Initial Transfer"), such Initial Member (or a wholly owned Subsidiary thereof) shall be permitted to effect one (but not more than one) additional Transfer pursuant to this subsection (d), provided that such additional Transfer is effected within 30 days after the Initial Transfer.

        Section 6.2     Effectiveness.    The amendment of the LLC Agreement set forth in Section 1.1 shall be effective as of the date first written above.

        Section 6.3    Full Force and Effect.    Except as expressly amended hereby, the LLC Agreement shall continue in full force and effect in accordance with the provisions thereof.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

        Section 7.1    Representations and Warranties.    Each of Duke RF and UAE RF hereby represents and warrants to the other that:

          (a)   It is duly organized and validly existing under the laws of the state of its organization and has the requisite power and authority to enter into and carry out the terms of this Amendment; and

          (b)   All actions required to be taken by it to execute and deliver this Amendment as of the date hereof have been duly taken, and no further approval of any board, court, or other body is necessary in order to permit it to consummate this Amendment, and this Amendment has been duly authorized, executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

ARTICLE VIII

DISPUTE RESOLUTION

        Section 8.1    Dispute Resolution.    Any dispute, controversy or claim arising out of or relating to this Amendment shall be resolved in accordance with the provisions of the dispute resolution procedures set forth in Appendix A to the LLC Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

        Section 9.1    Entire Agreement.    This Amendment and the LLC Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties relating to the subject matter hereof.

        Section 9.2    Modifications and Waivers.    No amendment or other modification of any provision of this Amendment shall be valid or binding unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Amendment shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach, term or condition of this Amendment by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

        Section 9.3    Separable Provisions.    If any provision of this Amendment shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder nevertheless shall remain in full force and effect.

        Section 9.4    Counterparts.    This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 9.5    Governing Law.    This Amendment shall be governed by and construed in accordance with the law of the State of Delaware without regard to its principles of conflicts of laws.

        Section 9.6    Further Assurances.    Each of the parties shall execute such agreements, instruments and other documents and take such further actions as may be reasonably required or desirable to carry out the provisions of this Amendment.

        Section 9.7    Successors and Assigns.    Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Amendment, their respective successors and assigns.

        Section 9.8    Third-Party Beneficiaries.    The provisions of this Amendment shall only be for the benefit of, and enforceable by the parties hereto and shall not inure to the benefit of or be enforceable by any third party.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representative as of the date first above written.

DUKE ENERGY GLOBAL MARKETS, INC.
By:	/s/ ROBERT T. LADD
Name:	Robert T. Ladd
Title:	President
UAE REF-FUEL LLC
By:	/s/ DONALD T. KROM, JR.
Name:	Donald T. Krom, Jr.
Title:	Vice President

AMENDMENT TO AMENDED AND RESTATED LIMITED
LIABILITY COMPANY AGREEMENT

        AMENDMENT, dated as of April 30, 2001, to the Amended and Restated Limited Liability Company Agreement of Duke/UAE Ref-Fuel LLC, a Delaware limited liability company (the "Company"), dated as of April 30, 2001 (the "LLC Agreement"), between Duke Energy Global Asset Development, Inc., a Nevada corporation ("Duke RF"), and UAE Ref-Fuel LLC, a Delaware limited liability company ("UAE RF"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the LLC Agreement.

        WHEREAS, the parties hereto desire to amend certain provisions of the LLC Agreement; and

        WHEREAS, the parties hereto constitute all of the parties to the LLC Agreement.

        NOW THEREFORE, in consideration of the premises, the parties hereto intending legally to be bound hereby agree as follows:

        Section 1.    Amendments.

        (A)  Section 8.1 of the LLC Agreement is hereby amended in its entirety to read as follows:

          "Section 8.1    Board of Directors.

          (a)   The overall management and control of the Company shall be exercised by a committee appointed by the Members (the "Board of Directors"). For as long as Duke RF and UAE RF each own a 50% Ownership Percentage, the Board of Directors shall consist of four individuals appointed by Duke RF, four individuals appointed by UAE RF and the Chairman and Chief Executive Officer of the Company. Upon the admission of any new Member, the Board of Directors shall be reconstituted so that each Member (including the new Member) shall appoint a number of individuals to the Board of Directors equal to its Ownership Percentage divided by 12.5, rounded to the nearest whole number, but not less than one. Each representative on the Board of Directors shall be a senior officer of the Member (or an Affiliate of such Member) appointing him or her. The representatives on the Board of Directors appointed by each Member shall together have a single vote equal to the Ownership Percentage of the Member that appointed such representatives. The Chairman and Chief Executive Officer shall be a non-voting member of the Board of Directors. Any of a Member's representatives may cast such Member's vote on the Board of Directors whether one or more of such representatives is present at any meeting of the Board of Directors. Each, representative on the Board of Directors shall hold office until death, resignation or removal at the pleasure of the Member that appointed such representative of the Board of Directors. If a vacancy occurs on the Board of Directors, the Member that appointed such vacating representative shall appoint a successor. Each Member may also designate an alternate who shall be authorized to act in the absence of the representative for whom he or she is an alternate. Each alternate shall also hold office until death, resignation or removal at the pleasure of the appointing Member. The initial representatives and alternates of the Board of Directors and their successors shall be appointed by the respective Members by written notice to the other Members. The Board of Directors shall be empowered to set policy for, and to make all decisions on behalf of, the Company, subject to the limitations set forth in this Agreement. The Board of Directors may delegate such of its authorities and responsibilities to a Member or any other party as the Board of Directors may elect. The Board of Directors shall appoint such officers as it shall determine appropriate for the Company. Such officers shall hold office until death, resignation or removal, with removal to be at the pleasure of the Board of Directors.

          (b)   The Board of Directors shall hold such meetings as may be called by any Board of Directors representative upon 10 days' prior written notice for meetings in person, or upon 24 hours' prior written notice for special telephonic or televideo meetings; provided, however, that a

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  valid meeting of the Board of Directors may be held in the absence of such notice, or upon shorter notice, if at least one representative of each Member on the Board of Directors attends or participates in such meeting. When feasible, the Chairman and Chief Executive Officer, if any, shall provide the representatives on the Board of Directors with an agenda for each Board of Directors meeting reasonably in advance of such meeting. No Board of Directors representative or alternate shall be entitled to compensation or reimbursement of expenses from the Company for attendance at such meetings. Any meeting of the Board of Directors may be held by conference telephone call, televideo arrangement or through similar communications equipment. Participation in a meeting via telephone or televideo shall constitute presence in person at such meeting. The Chairman and Chief Executive Officer, if any, shall keep and maintain minutes of each meeting of the Board of Directors with the other books and records of the Company.

          (c)   Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all representatives on the Board of Directors consent thereto in writing. Such consents shall be filed with the minutes of the Board of Directors.

          (d)   The Board of Directors may take action on a matter at a meeting only if representatives designated by Members holding a majority of the Ownership Percentages are present in person or by proxy (a "Quorum"). Once a Member is represented for any purpose at a meeting, such Member is deemed present for Quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a Quorum at the opening of any meeting of the Board of Directors, such meeting may be adjourned from time to time by the vote of Members holding not less 51% of the Ownership Percentages cast on the motion to adjourn.

          (e)   All actions of the Board of Directors shall require the affirmative vote of representatives designated by Members holding a majority of the Ownership Percentages; provided, however, that for as long as Duke RF and UAE RF each own a 50% Ownership Percentage, all actions shall require the affirmative vote of at least one representative on the Board of Directors representing Duke RF and at least one representative on the Board of Directors representing UAE RF. The Members shall not vote their Membership Interests directly except as required under the Act, and the Preferred Interests shall have no voting rights.

          (f)    In the event that any Member ceases to be a Member of the Company for any reason whatsoever, the representatives on the Board of Directors appointed by such Member shall immediately cease to be representatives on the Board of Directors.

          (g)   Subject to such supervisory powers, if any, as may be exercised by the Board of Directors, the Chairman and Chief Executive Officer, if any, shall be the chief executive officer of the Company and, if present, shall preside at meetings of the Board of Directors, and shall see that all orders and resolutions of the Members and Board of Directors are carried into effect. The Chairman and Chief Executive Officer, if any, shall, subject to the control of the Board of Directors, have the general powers and duties of management usually vested in the office of the chairman and chief executive officer of a corporation and shall exercise and perform such other powers and duties as may be from time to time prescribed by the Board of Directors or prescribed by this Agreement. The Chairman and Chief Executive Officer, if any, shall have the power to execute bonds, mortgages and other contracts on behalf of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company to the exclusion of the Chairman and Chief Executive Officer, if any.

          (h)   Subject to such supervisory powers, if any, as may be exercised by the Board of Directors or assigned by the Board of Directors to the Chairman and Chief Executive Officer, the President, if any, shall be the chief operating officer of the Company, shall, if present and in the absence of

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  the Chairman and Chief Executive Officer, preside at meetings of the Board of Directors and shall, subject to the control of the Board of Directors, have general and active management of the business of the Company. The President, if any, shall have the general powers and duties of management usually vested in the office of the president of a corporation and shall exercise and perform such other powers and duties as may be from time to time prescribed by the Board of Directors or prescribed by this Agreement. The President, if any, shall have the power to execute bonds, mortgages and other contracts on behalf of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company to the exclusion of the President."

        (B)  The definition of "Management Committee" set forth in Appendix A to the LLC Agreement is hereby amended in its entirety to read as follows:

          "'Board of Directors' means the committee established in accordance with Section 8.1(a) of the LLC Agreement."

        (C)  The LLC Agreement is hereby amended so that all references to "Management Committee" in the LLC Agreement shall be read as "Board of Directors".

        Section 2.    Effective Date.    The amendments to the LLC Agreement set forth above shall be effective as of the date hereof.

        Section 3.    Miscellaneous.

        (A)  Except as expressly amended and modified by this Amendment, the LLC Agreement shall continue to be in full force and effect in accordance with its terms.

        (B)  This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be an original and all counterparts shall together constitute one and the same instrument.

        (C)  This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

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        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the LLC Agreement to be duly executed and delivered as of the date first written above.

DUKE ENERGY GLOBAL ASSET DEVELOPMENT, INC.

By:	/s/ STEPHEN J. SCHAEFER
Name:	Stephen J. Schaefer
Title:	Vice President

UAE REF-FUEL LLC a Delaware limited liability company

By:	/s/ DONALD T. KROM, JR.
Name:	Donald T. Krom, Jr.
Title:	Vice President

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF

DUKE/UAE REF-FUEL LLC

dated as of April 30, 2001

between

DUKE ENERGY GLOBAL ASSET DEVELOPMENT, INC.

and

UAE REF-FUEL LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DUKE/UAE REF-FUEL LLC

        THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DUKE/UAE REF-FUEL LLC, a Delaware limited liability company (the "Company"), is made and entered into as of April 30, 2001, by and between DUKE ENERGY GLOBAL ASSET DEVELOPMENT, INC., a Nevada corporation ("Duke RIP"), and UAE REF-FUEL LLC, a Delaware limited liability company ("UAE RF").

W I T N E S S E T H:

        WHEREAS, the Company has been formed pursuant, to a Certificate of Formation filed with the Secretary of State of Delaware on September 23, 1997, in accordance with the provisions of the Delaware Limited Liability Company Act, and is governed by that certain Limited Liability Company Agreement of Duke/UAE Ref-Fuel LLC, dated as of December 5, 1997, as heretofore amended (the "Initial Agreement"), by and between Duke RF and UAE RF; and

        WHEREAS, contemporaneously with the execution of this amendment and restatement of this Agreement, UAE RF has purchased from Duke RF 15% of the Membership Interests (the "Purchased Interests") in the Company pursuant to the LLC Interest Purchase Agreement, dated November 3, 2000, between UAE RF and Duke RF (the "LLC Interest Purchase Agreement"), resulting in each of Duke RF and UAE RF holding fifty percent (50%) of the Membership Interests (all of which constitute Common Interests) in the Company; and

        WHEREAS, contemporaneously with the execution of this amendment and restatement of this Agreement, the Company is entering into certain agreements (the "Allied Agreements") with Allied Waste Industries, Inc. ("Allied"), and certain affiliates of Allied providing for the acquisition or redemption of Allied's interests (the "Allied Transactions") in the Project Partnerships (as hereinafter defined) and certain other related entities; and

        WHEREAS, in connection with the transactions described above, Duke RF and UAE RF desire to amend and restate the Initial Agreement to set forth their agreements regarding the manner in which the Company shall be governed and operated;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Defined Terms.

        (a)   For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A.

        (b)   The rules of interpretation set forth in Appendix A shall apply to this Agreement and the Exhibits hereto.

ARTICLE II

ORGANIZATIONAL MATTERS

        Section 2.1    Continuation of the Company.    The Members hereby continue the Company as a limited liability company under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. This amendment and -restatement of this Agreement shall become binding and effective as an agreement among the Members as of the date of this Agreement (the "Effective Date").

        Section 2.2    Name.    The name of the Company is Duke/UAE Ref-Fuel LLC.

        Section 2.3    Principal Place of Business.    The Company may locate its principal place of business in Houston, Texas, or any other place or places that the Management Committee may from time to time deem advisable.

        Section 2.4    Registered Office and Registered Agent.    The Company's initial registered office shall be at the office of its registered agent at Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name of its initial registered agent at such address is Corporation Service Company. The registered office and registered agent may be changed by the Management Committee from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Delaware pursuant to the Act and the applicable rules promulgated thereunder.

        Section 2.5    Term.    The term of the Company commenced on the date its Certificate of Formation was filed with the Secretary of State of Delaware and shall continue until the filing of a Certificate of Cancellation with the Secretary of State of Delaware as provided in Section 12.4.

        Section 2.6    Tax Status.    The Members intend that the Company shall be treated as a partnership for Federal and state income tax purposes, rather than an association taxable as a corporation, and neither the Members nor the Company shall make any election pursuant to Regulations Section 301.7701-3(c) or any similar state statute, regulation, rule or policy to be treated as other than a partnership for Federal and state income tax purposes.

ARTICLE III

BUSINESS OF THE COMPANY

        Section 3.1    Business.    The business of the Company shall be (a) to consummate the Allied Transactions and own the Project Partnerships (directly or through its Affiliates), (b) directly or through its Affiliates, to maintain, finance, and otherwise operate and deal with the Project Partnerships, (c) directly or through its Affiliates, to acquire, construct, own, maintain, finance and otherwise operate other facilities in the United States that utilize Municipal Solid Waste for the production and sale of electricity and ancillary services (together with the facilities currently held by the Project Partnerships, the "Facilities"), and (d) directly or through its Affiliates, to sell, exchange, transfer or otherwise dispose of any part of the Project Partnerships and the Facilities. The Company's business objective shall be its long-term profitability and growth, as distinct from the related businesses of its Members or their Affiliates.

ARTICLE IV

NAMES AND ADDRESSES OF MEMBERS

        Section 4.1    Names and Addresses of Members.    The names and addresses of the, Members are set forth on Exhibit A attached hereto and in Section 15.1 hereof, as such exhibit and addresses may be amended or changed from time to time.

ARTICLE V

CONTRIBUTIONS TO THE COMPANY

        Section 5.1    Capital Contributions.    Prior to the Effective Date, the Members made the initial Capital Contributions to the Company set forth under the caption "Initial Capital Contributions" on Exhibit A hereto. As of the Effective Date, as a result of the purchase by UAE RF of the Purchased Interests pursuant to the LLC Interest Purchase Agreement, the Ownership Percentages of the Members are as set forth on Exhibit B hereto. As of the Effective Date, immediately after such purchase, the Members made the Capital Contributions to the Company set forth under the caption "Effective Date Capital Contributions" on Exhibit A hereto, and following such capital contributions the Ownership Percentages of the Members remained as set forth on Exhibit D hereto.

        Section 5.2    Additional Capital Contributions.

        (a)   Each Member shall make its proportionate share, based on. its respective Ownership Percentage, of such Additional Capital Contributions (i) as the Management Committee shall determine to be necessary (other than with respect to Additional Capital Contributions required pursuant to clause (ii) below) or (ii) as required to meet such Member's obligations under the Equity Contribution Agreement. The Management Committee, in the case of Additional Capital Contributions pursuant to clause (i) hereof, shall give the Members reasonable prior notice of the amount of the Additional Capital Contribution and the Capital Call Date. The notice provisions of the Equity Contribution Agreement shall govern the timing of Additional Capital Contributions pursuant to clause (ii) above. When determining the number of days of prior notice for Additional Capital Contributions made pursuant to clause (i) above, the Management Committee may consider the needs of the Company for the contribution, and in no event shall such prior notice need to be longer than 30 days. If a Member does not make any required Additional Capital Contribution pursuant to this Section 5.2(a), then such noncontributing Member hereby consents to the application to it of the remedies provided in Section 5.2(c), and further agrees that the availability or exercise, or both, of such remedies shall not preclude, limit, or restrict any other remedies that maybe available at law, in equity, by statute, or otherwise in respect of any failure by such non-contributing member to make any such Additional Capital Contribution. Additional Capital Contributions made pursuant to Section 5.2(a)(i) or (ii) shall be made for Preferred Interests as further set forth in this Section 5.2.

        (b)   All Additional Capital Contributions shall be Tendered and made on or before the respective Capital Call Date. Upon the making of Additional Capital Contributions, each Member's respective Capital Account shall be adjusted appropriately as provided herein. Absent the approval of the Management Committee or as otherwise provided in this Article V, all Additional Capital Contributions made by the Members shall be made pro rata based upon their Ownership Percentages, and no Additional Capital Contribution shall result in any modification to the Ownership Percentages of the Members.

        (c)   In addition to the rights provided under Section 5.2(e), if a Member (the "Non-Contributing Member") does not Tender, on or before the Capital Call Date, an Additional Capital Contribution it is required to make pursuant to Section 5.2(a), each Member who has Tendered its related Additional Capital Contribution (each, a "Contributing Member"), shall have the right, but not the obligation, exercisable within 180 days after the Capital Call Date, to do any or all of the following: (i) refuse to make or withdraw all or part of such Contributing Member's Additional Capital Contribution (and such withdrawn Additional Capital Contribution shall be deemed to have never been made), (ii) make a Capital Contribution Loan in the amount of the Contributing Member's Additional Capital Contribution, and (iii) make a Capital Contribution Loan for all or part of the Non-Contributing Member's Additional Capital Contribution.

        A "Capital Contribution Loan" is a Member Loan for all or part of an Additional Capital Contribution, (A) that shall have a term determined by the Member making the Loan, which shall be at least one year, (B) that shall bear interest at an interest rate equal to 15% per annum, (C) that shall be mandatorily prepaid by the Company out of Distributable Cash before any distributions are made to the Members pursuant to Section 6.1, (D) all or any portion of which (including accrued and unpaid interest) shall be convertible, at the option of the Contributing Member, at any time and from time to time during the first year of the term of such Capital Contribution Loan, into Preferred Interests with an Unreturned Capital Balance equal to the amount of the outstanding principal and accrued and unpaid interest so converted; provided, however, that such conversion shall not cause an Adverse QF Event or an Adverse PUHCA Event, (E) all or any portion of which shall be assignable pursuant to Section 5.2(e), and (F) which shall be represented by a promissory note substantially in the form of Exhibit C (a "Note"). Any such conversion to Preferred Interests shall be effective immediately upon the giving of notice thereof by the Contributing Member (or any permitted assignee of such Capital Contribution Loan) to the Company and the Non-Contributing Member, which notice shall specify the amount of principal and interest so converted. The Company shall execute such Note and execute such other documents and instruments and take such further actions as are required by the Contributing Member to give effect to this Section 5.2(c).

        If more than one Contributing Member elects to make a Capital Contribution Loan, such Contributing Members shall be entitled to make such Loans in accordance with their Ownership Percentages.

        (d)   If a Member fails to make an Additional Capital Contribution, the Management Committee (upon the vote of representatives of Members holding a majority of the Ownership Percentage exclusive of the Ownership Percentage of the Non-Contributing Member) may cancel the requested Additional Capital. Contribution at any time prior to the date any Capital Contribution Loans in respect of such Additional Capital Contributions are funded. If any capital call is cancelled after one or more Members has contributed an Additional Capital Contribution, such contributions shall immediately be returned to the Contributing Members.

        (e)   Any Contributing Member shall be permitted to assign its rights and remedies under Section 5.2(c) and any Capital Contribution Loan and Note in respect thereof to any Person (including the right to convert such loan into a Preferred Interest); provided; however, that such assignment will not result in an Adverse QF Event or an Adverse PUHCA Event for the Company or any Member.

        Section 5.3    No Withdrawal of Capital.    Except as specifically provided in this Agreement, no Member shall have the right to withdraw all or any part of its Capital Contributions from the Company, nor shall any Member have any right to demand and receive property other than cash as a return of its Capital Contributions. Except as specifically provided in this Agreement, no Member shall have the right to receive interest on its Capital Contributions or its Capital Account.

        Section 5.4    Required Capital Contributions.    No Member shall have any obligation to make any Capital Contributions to the Company other than as expressly set forth herein. In particular, no Member shall have any obligation to restore (to the Company or to any creditor of the Company) any deficit balance in its Capital Account at any time, whether on liquidation or otherwise, and such deficit balance shall not be considered a debt owed by Such Member to the Company or to any other Person for any purpose whatsoever.

        Section 5.5    Member Loans.    One or more Members may make loans (a "Member Loan") to the Company at such times and in such amounts as shall be authorized by the Management Committee or as provided in Section 5.2; provided, however, that no Member shall be required to make any Member Loan. No Member Loan shall be treated as a Capital Contribution for any purpose under this Agreement, nor shall any Member Loan (other than a Capital Contribution Loan) entitle a Member to any increase in its share of the Profits, Losses, Distributable Cash, or other distributions of the Company. Each Member Loan shall be repayable at such time or times, shall bear interest at such rate, and shall otherwise have such terms and conditions as shall be provided in this Agreement or as shall otherwise be agreed to by the lending Member and the Management Committee; provided, however, that without unanimous consent of the Management Committee, no Member Loan (other than a Capital Contribution Loan) shall prohibit distributions by the Company except during any time when there are amounts that are due and payable on such Member Loan.

        Section 5.6    Maintenance of Capital Accounts.

        (a)   A Capital Account shall be established and maintained for each Member.

        (b)   Each Member's Capital Account (i) shall be increased by (A) the amount of money contributed by such Member to the Company, (B) the Fair Market Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) and (C) allocations to such Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Section 1.704-1(b)(2)(iv)(g) of the Regulations, but excluding income and gain described in Section 1.704-1(b)(4)(i) of the Regulations or allocated to a Member pursuant to Section 704(c) of the Code, and (ii) shall be decreased by (A) the amount of money distributed to such Member by the Company (B) the Fair Market Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), after adjusting each Member's Capital Account by such Member's share of the unrealized income, gain, loss and deduction inherent in such property and not previously reflected in such Capital Account, as if the property had been sold for its then Fair Market Value on the date of distribution, (C) allocations to such Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code and (D) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Section 1.704-1(b)(2)(iv)(g) of the Regulations, but excluding items described in clause (ii)(C) of this Section 5.6(b) and loss or deduction described in Section 1.704-1(b)(4)(i) or Section 1.704-1(b)(4)(iii) of the Regulations. The Members' Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Section 1.704-1(b)(2)(iv)(f) of the Regulations and as required by the other provisions of Section 1.704-1(b)(2)(iv) and Section 1.704-1(b)(4) of the Regulations, including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization and gain or loss as computed for book purposes with respect to property contributed to the Company, rather than the allocation of the corresponding items, as computed for tax purposes, as required by Section 1.704-1(b)(2)(iv)(g) of the Regulations. Upon the transfer of all or part of an interest in the Company, the Capital Account of the transferor that is attributable to the transferred interest in the Company shall carry over to the transferee Member in accordance with the provisions of Section 1.704-1(b)(2)(iv)(1) of the Regulations, except as otherwise required to satisfy Section 1.704-1(b) of the Regulations in connection with a termination of the Company under Section 708(b)(1)(B) of the Code.

        (c)   In the event the Management Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members) are computed in order to comply with the Code and the Regulations, the Management Committee may make such modification; provided, that, in the good faith judgment of the Management Committee, it is not likely to have a material adverse effect on the amounts distributable or the timing of distributions to any Member. The Management Committee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between (A) the Capital Accounts of the Members and (B) the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations, and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.

        Section 5.7    Certification.

        The Company hereby irrevocably elects that all Membership Interests shall be securities governed by Article 8 of the U.C.C. and shall be evidenced by certificates, a form of which is attached hereto as Exhibit D, each of which shall bear the following legend: "This Certificate of Membership Interest evidences a membership interest in Duke/UAE Ref-Fuel LLC, and shall be a security for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware." Each Certificate for Membership Interests shall be signed by an Authorized Signatory and shall be in such form as the Management Committee determines. Such determination shall be conclusively evidenced by the signature of an Authorized Signatory on such Certificate. The certificated interests shall be in registered form within the meaning of Article 8 of the U.C.C.

ARTICLE VI

DISTRIBUTIONS

        Section 6.1    Distributions.    Subject to any contractual restrictions binding upon the Company, its Subsidiaries and the Project Partnerships, which restrictions shall not be amended or modified in any manner to be more restrictive upon the Company, its Subsidiaries or any of the Project Partnerships (and new restrictions shall not be, agreed to) without the vote of the Management Committee, Distributable Cash shall be distributed to the Members in the following order of priority, and the Company shall, and shall cause each of its Subsidiaries to, make distributions, on a monthly basis to the extent practicable, but in no event less frequently than quarterly, of all Distributable Cash; provided, however, that all principal, interest and any other amounts outstanding under any Capital Contribution Loan (whether or not due) shall be paid out of Distributable Cash prior to the making of any distributions pursuant to this Section 6.1:

          (a)   first, to the Members holding Preferred Interests pro rata based on, and to the extent of their respective Unpaid Preferred Returns;

          (b)   second, to the Members holding Preferred Interests pro rata based on, and to the extent of, their respective Unreturned Capital Balances; and

          (c)   third, to the Members in accordance with their respective Ownership Percentages.

        Section 6.2    Dissolution.    Notwithstanding the provisions of Section 6.1, upon dissolution of the Company as provided in Section 12.1, all distributions occurring after such dissolution shall be made in accordance with Section 12.3.

        Section 6.3    Limitation Upon Distributions.    No distributions shall be made to any Member if prohibited by the Act or if such Member shall at the time of such distribution be in material default of its obligations under this Agreement.

        Section 6.4    Amounts Withheld.    All amounts withheld pursuant to the Code or any provision of any state, local or other tax law with respect to any payment or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this Article VI for all purposes of this Agreement.

        Section 6.5    "Flip-Up Loans" and Refinancings.    No Project Partnership shall issue or incur any indebtedness for borrowed money, nor refinance or extend the maturity of any existing indebtedness for borrowed money, without the approval of the Management Committee.

ARTICLE VII

ALLOCATIONS

        Section 7.1    Profits and Losses.

        (a)    Profits.    Subject to Section 7.1(c), any Profits of the Company for any Fiscal Year or any other period shall be allocated among the Members as follows:

          (1)   first, to the Members pro rata until the cumulative amount of Profits allocated to each Member pursuant to this Section 7.1(a)(1) equals the cumulative amount of Losses allocated to each Member pursuant to Section 7.1(b), with such Losses to be offset in reverse chronological order (i.e., Losses allocated pursuant to Section 7.1(b)(3) shall first be offset, Losses allocated pursuant to Section 7.1(b)(2) shall next be offset, and Losses allocated pursuant to Section 7.1(b)(1) shall be offset last);

          (2)   second, to the Members holding Preferred Interests pro rata based on, and to the extent of, their respective Unallocated Preferred Returns; and

          (3)   third, to the Members in accordance with their respective Ownership Percentages.

        (b)    Losses.    Subject to Section 7.1(c), any Losses of the Company for any Fiscal Year or other period shall be allocated among the Members as follows:

          (1)   first, to the Members pro rata based on, and to the extent of; their respective Common Equity;

          (2)   second, to the Members pro rata based on, and to the extent of, their respective Preferred Equity; and

          (3)   third, to the Members in accordance with their respective Ownership Percentages.

        (c)    Special Rules.    Notwithstanding the general allocation rules set forth in Sections 7.1(a) and (b), the following special allocation rules shall apply under the circumstances described:

          (i)    Limitation on Loss Allocations.    The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year if any other Member has a positive Capital Account balance. All Losses in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated (1) first, to those Members who will not be subject to this limitation, in the ratio that their Membership Interests bear to each other, and (2) second, any remaining amount to the Members in the manner required by the Code and the Regulations.

          (ii)    Qualified Income Offset.    If in any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then, before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible.

          (iii)    Company Minimum Gain Chargeback.    If there is a net decrease in Company Minimum Gain during any Fiscal Year, then, except as provided in Regulations Section 1.704-2(f)(2), (3) or (5), each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, such Member's share of the net decrease in Company Minimum Gain during such Fiscal Year. To the extent that this Section 7.1(c)(iii) is inconsistent with Regulations Section 1.7042(f) or 1.704-2(k) or incomplete with respect to such Regulations, the Company Minimum Gain Chargeback provided for herein shall be applied and interpreted in accordance with such Regulations.

          (iv)    Member Nonrecourse Debt Minimum Gain Chargeback.    If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, then, except as provided in Regulations Section 1.704-2(i)(4), each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such Fiscal Year. For purposes of determining whether the Company has a net decrease in Member Nonrecourse Debt Minimum Gain, all increases and decreases, if any, of Member Nonrecourse Debt Minimum Gain allocated to the Company with. respect to its interests in lower-tier partnerships (such as the Project Partnerships) in accordance with Regulations Section 1.704-2(k) shall be aggregated and netted, with all such increases and decreases at the Company level. To the extent that this Section 7.1(c)(iv) is inconsistent with Regulations Section 1.704-2(i)(4) or 1.704-2(k) or incomplete with respect to such Regulations, the Member Nonrecourse Debt Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such Regulations.

          (v)    Member Nonrecourse Deductions.    Member Nonrecourse Deductions shall be allocated among the Members in accordance with the.ratios in which the Members share the economic risk of loss for the Member Nonrecourse Debt that gave rise to those deductions. This allocation is intended to comply with the requirements of Regulations Section 1.704-2(i) and shall be interpreted and applied consistent therewith.

          (vi)    Company Nonrecourse Deductions.    Nonrecourse deductions that are not related to Member Nonrecourse Debt shall be allocated to the Members in proportion to their respective Ownership Percentages.

          (vii)    Curative Allocations.    Any allocations of items of income, gain, or loss pursuant to Sections 7.1(c)(i) - (vi) hereof shall be taken into account in computing subsequent allocations pursuant to this Article VIII, so that the net amount of any items so allocated and the income, losses, and other items allocated to each Member pursuant to this Article VII shall, to the extent possible, be equal to the net amount that would have been allocated to each Member had no allocations ever been made pursuant to Sections 7.1(c)(i) - (vi).

          (viii)    Change in Regulations.    If the Regulations incorporating the allocations set forth in Sections 7.1(c)(i) - (vii) (the "Regulatory Allocations") are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VII would not be respected for Federal income tax purposes, the Members shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to this Agreement.

          (ix)    Change in Members' Interests.    In the event of a transfer of a Membership Interest or a change in a Member's Ownership Percentage during any Fiscal Year, allocations among the Members shall be made in accordance with their Ownership Percentages from time to time during such Fiscal Year in accordance with Code Section 706, using the methodology determined by the Management Committee, except that Depreciation shall be deemed to accrue ratably on a daily basis over the entire Fiscal Year during which the corresponding asset is owned by the Company if such asset is placed in service prior to or during the Fiscal Year.

        (d)    Optional Capital Account Restoration Obligation.    Notwithstanding any other provision of this Agreement, if an item of loss, deduction, income or gain would be allocated from or to a Member in a manner other than in accordance with the Member's Ownership Percentage as a result of such Member having an Adjusted Capital Account Deficit, such Member shall be entitled, at its sole option, to elect to agree to unconditionally restore a deficit balance (or portion thereof) in its Capital Account by providing written notice of such election to the Company and the other Members such that such Member shall not incur an Adjusted Capital Account Deficit; provided, however, such Member may eliminate such deficit restoration obligation (in whole or in part) if, after such elimination, such Member does not then have an Adjusted Capital Account Deficit by providing written notice thereof to the Company and the other Member. This section is intended to meet the requirements of Regulations Section 1.704-1(b)(2) such that a Member shall not be denied an allocation of loss or deduction or be allocated income or gain as the result of an Adjusted Capital Account Deficit.

        (e)    Excess Nonrecourse Liabilities.    For purposes of calculating Members' shares of "excess nonrecourse liabilities" of the Company (within the meaning of Regulations Section 1.752-3), the Members intend that they be considered as sharing profits of the Company in proportion to their respective Ownership Percentages.

        Section 7.2    Tax Allocations.

        (a)    In General.    Except as set forth in Section 7.2(b), allocations for tax purposes of items of income, gain, loss, deduction, and credits, shall be made in the same manner as the applicable allocation of Profit or Loss set forth in Section 7.1. Allocations pursuant to this Section 7.2 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, Distributable Cash or other distributions pursuant to any provision of this Agreement.

        (b)    Special Rules.

          (i)    Elimination of Book/Tax Disparities.    In determining a Member's allocable share of Company taxable income or tax loss, the Member's allocable share of each item of income, gain, loss and deduction shall be properly adjusted to reflect the difference between such Member's share of the adjusted tax basis and the Book Value of each of the Company assets used in determining such item. With respect to depreciation, for example, in determining the taxable income or tax loss allocable to a Member, Profits and Losses allocable to that Member shall be adjusted by eliminating Depreciation allocable to that Member and substituting therefor tax depreciation, amortization or other cost recovery deduction allocable to that Member determined by reference to that Member's share of the tax basis of Company assets. This provision is intended to comply with the requirements of Code Section 704(c) and Regulations Section 1.704-1(b)(2)(iv)(f)(4) and shall be interpreted in conformity therewith. Any elections or other decisions relating to such tax allocations shall be made by the Management Committee.

          (ii)    Tax Credits.    Any tax credits shall be allocated among the Members in accordance with Regulations Section 1.704-1(b)(4)(ii), unless the applicable Code provision shall otherwise require.

        (c)    Conformity of Reporting.    The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and hereby agree to be bound by the provisions of this Section 7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

        Section 7.3    Code Section 754 Election.    To the extent and at the times provided by law, the Management Committee, on behalf of the Company, may elect in a timely manner pursuant to Section 754 of the Code and pursuant to corresponding provisions of applicable state and local tax laws, to adjust the tax bases of the assets of the Company pursuant to Sections 734 and 743 of the Code.

ARTICLE VIII

MANAGEMENT OF THE COMPANY

        Section 8.1    Management Committee.

        (a)   The overall management and control of the Company shall be exercised by a committee appointed by the Members (the "Management Committee"). For as long as Duke RF and UAE RF each own a 50% Ownership Percentage, the Management Committee shall consist of three individuals appointed by Duke RF and three individuals appointed by UAE RF. Upon the admission of any new Member, the Management Committee shall be reconstituted so that each Member (including the new Member) shall appoint a number of individuals to the Management Committee equal to its Ownership Percentage divided by 16 2/3, rounded to the nearest whole number, but not less than one. Each representative on the Management Committee shall be a senior officer of the Member (or an Affiliate of such Member) appointing him or her. The representatives on the Management Committee appointed by each Member shall together have a single vote equal to the Ownership Percentage of the Member that appointed such representatives. Any of a Member's representatives may cast such Member's vote on the Management Committee whether one or more of such representatives is present at any meeting of the Management Committee. Each representative on the Management Committee shall hold office until death, resignation or removal at the pleasure of the Member that appointed such representative of the Management Committee. If a vacancy occurs on the Management Committee, the Member that appointed such vacating representative shall appoint a successor. Each Member may also designate an alternate who shall be authorized to act in the absence of the representative for whom he or she is an alternate. Each alternate shall also hold office until death, resignation or removal at the pleasure of the appointing Member. The initial representatives and alternates of the Management Committee and their successors shall be appointed by the respective Members by written notice to the other Members. The Management Committee shall be empowered to set policy for, and, to make all decisions on behalf of the Company, subject to the limitations set forth in this Agreement. The Management Committee may delegate such of its authorities and responsibilities to a Member or any other party as the Management Committee may elect. The Management Committee shall appoint such officers as it shall determine appropriate for the Company. Such officers shall hold office until death, resignation or removal, with removal to be at the pleasure of the Management Committee.

        (b)   The Management Committee shall hold such meetings as may be called by any Management Committee representative upon 10 days' prior written notice for meetings in person, or upon 24 hours' prior written notice for special telephonic or televideo meetings; provided, however, that a valid meeting of the Management Committee may be held in the absence of such notice, or upon shorter notice, if at least one representative of each Member on the Management Committee attends or participates in such meeting. When feasible, the Chairman and Chief Executive Officer, if any, shall provide the representatives on the Management Committee with an agenda for each Management Committee meeting reasonably in advance of such meeting. No Management Committee representative or alternate shall be entitled to compensation or reimbursement of expenses from the Company for attendance at such meetings. Any meeting of the Management Committee may be held by conference telephone call, televideo arrangement or through similar communications equipment. Participation in a meeting via telephone or televideo shall constitute presence in person at such meeting. The Chairman and Chief Executive Officer, if any, shall keep and maintain minutes of each meeting of the Management Committee with the other books and records of the Company.

        (c)   Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting if all representatives on the Management Committee consent thereto in writing. Such consents shall be filed with the minutes of the Management Committee.

        (d)   The Management Committee may take action on a matter at a meeting only if representatives designated by Members holding a majority of the Ownership Percentages are present in person or by proxy (a "Quorum"). Once a Member is represented for any purpose at a meeting, such Member is deemed present for Quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a Quorum at the opening of any meeting of the Management Committee, such meeting may be adjourned from time to time by the vote of Members holding not less 51% of the Ownership Percentages cast on the motion to adjourn.

        (e)   All actions of the Management Committee shall require the affirmative vote of representatives designated by Members holding a majority of the Ownership Percentages; provided, however, that for as long as Duke RF and UAE RF each own a 50% Ownership Percentage, all actions shall require the affirmative vote of at least one representative on the Management Committee representing Duke RF and at least one representative on the Management Committee representing UAE RF. The Members shall not vote their Membership Interests directly except as required under the Act, and the Preferred Interests shall have no voting rights

        (f)    In the event that any Member ceases to be a Member of the Company for any reason whatsoever, the representatives on the Management Committee appointed by such Member shall immediately cease to be representatives on the Management Committee.

        (g)   Subject to such supervisory powers, if any, as may be exercised by the Management Committee, the Chairman and Chief Executive Officer, if any, shall be the chief executive officer of the Company and, if present, shall preside at meetings of the Management Committee, and shall see that all orders and resolutions of the Members and Management Committee are carried into effect. The

Chairman and Chief Executive Officer, if any, shall, subject to the control of the Management Committee, have the general powers and duties of management usually vested in the office of the chairman and chief executive officer of a corporation and shall exercise and perform such other powers and duties as may be from time to time prescribed by the Management Committee or prescribed by this Agreement. The Chairman and Chief Executive Officer, if any, shall, have the power to execute bonds, mortgages and other contracts on behalf of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Management Committee to some other officer or agent of the Company to the exclusion of the Chairman and Chief Executive Officer, if any.

        (h)   Subject to such supervisory powers, if any, as may be exercised by the Management Committee or assigned by the Management Committee to the Chairman and Chief Executive Officer, the President, if any, shall be the chief operating officer of the Company, shall, if present and in the absence of the Chairman and Chief Executive Officer, preside at meetings of the Management Committee and shall, subject to the control of the Management Committee, have general and active management of the business of the Company. The President, if any, shall have the general powers and duties of management usually vested in the office of the president of a corporation and shall exercise and perform such other powers and duties as may be from time to time prescribed by the Management Committee or prescribed by this Agreement. The President, if any, shall have the power to execute bonds, mortgages and other contracts on behalf of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Management Committee to some other officer or agent of the Company to the exclusion of the President.

        Section 8.2    Services.    On the date hereof, the Asset Management Agreement dated December 5, 1997 between the Company and UAE Power Operations Corp. has been terminated. Upon disclosure to the Company and the other Members, any Member or its Affiliates may provide energy trading, engineering and other services to the Company or the Project Partnerships at market prices and on market terms, in accordance with the general procedures for approval of contractual obligations of the Company or the applicable Project Partnership.

        Section 8.3    Liability for Certain Acts.    Each Member shall act in good faith with respect to the Company and with such care as an ordinary prudent person in a like position would use under similar circumstances. No Member has guaranteed nor shall it have any obligation with respect to the return of a Member's Capital Contributions, and no Member has guaranteed profits from the operation of the Company. No Member shall be liable to the Company or to any other Member for any loss or damage sustained by the Company or any Member, except for (i) any loss or damage resulting from intentional misconduct, gross negligence or a knowing violation of law by such Member or its officers, directors, agents or Affiliates, (ii) a transaction for which such Member, or its officers, directors, agents or Affiliates received a personal benefit in violation or breach of the provisions of this Agreement, or (iii) a breach of its obligation to, or failure by a Member to, make any required Additional Capital Contribution or any other breach by a Member of its obligations hereunder. In no event shall any Member be liable to the Company or to any other Member for any indirect or consequential damages sustained by the Company or any other Member. Each Member shall be entitled to rely on information, opinions, reports or statements, including, but not limited to, financial statements or other financial data prepared or presented in accordance with the provisions of Section 18-406 of the Act.

        Section 8.4    No Exclusive Duty to Company.

        (a)   A Member shall not be required to tend to the business and affairs of the Company as such Member's sole and exclusive function, and any Member may have other business interests and may engage in other activities in addition to those relating to the Company, including those that may be in competition with the Company or any of its Members. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of a Member or to the income or proceeds derived therefrom. A Member shall incur no liability to the Company or to any of the other Members as a result of engaging in any other business or venture.

        (b)   Notwithstanding Section 8.4(a), no Member nor any Affiliate of such a Member, shall own or acquire any equity interest in a Facility in the United States unless such Member or its Affiliate first offers (a "Facility Investment Offer") the opportunity to acquire such equity interest to the Company at the same price and on substantially the same terms and conditions as (or more favorable terms and conditions than) are available to such Member or its Affiliate. The offering Member or Affiliate shall notify the Company in writing, in reasonable detail (which writing may be a preliminary term sheet setting forth the general terms and conditions of the proposed transaction), of any Facility Investment Offer and shall provide to the Company such information as the Company may reasonably request in order to evaluate such offer, subject to any confidentiality agreement or other restriction applicable to the offering Member or Affiliate. The determination by the Company as to whether to accept or decline any Facility Investment Offer shall be made by a vote of the. Members holding a majority of the Ownership Percentages, exclusive of the Ownership Percentage of the Member who makes, or whose Affiliate makes, the Facility Investment Offer. Such determination shall be communicated to the offering Member in writing within 20 Business Days of receipt by the Company of the Facility Investment Offer. If (i) the Company declines such Facility Investment Offer, (ii) the Company accepts such Facility Investment Offer and fails, for any reason, within 60 days of the date of acceptance by the Company of such Facility Investment Offer, to enter into a binding agreement with third parties to effect such acquisition of or investment in the equity interest or (iii) the Company enters into a binding agreement with third parties, but fails, for any reason, within 180 days of the date of the binding agreement (or within three years of the date of the binding agreement if such acquisition or investment is in the construction or development of a new Facility) to complete such acquisition or investment, then the Member who made such offer, or any Affiliate of such Member, shall be free to effect such acquisition or investment at any time thereafter, and, so long as such acquisition or investment does not materially and adversely affect the Company, the Company will make its personnel and other resources available, on commercially reasonable terms, to assist the Member or its Affiliates in such acquisition or investment. This Section 8.4(b) shall not apply to, and no Facility Investment Offer shall be required in connection with, (i) the acquisition by a Member or its Affiliate of an equity interest that constitutes less than 5% o of the outstanding equity of, any Person; (ii) any acquisition or investment by a Member or its Affiliate in a Person that derives less than a majority of its net income from a Facility or Facilities; (iii) any acquisition or investment in a Member or any Affiliate of a Member by, or any merger, consolidation, or statutory share exchange by a Member or any Affiliate with, any Person that, at the time of such acquisition or investment, owns or has an equity interest in another Facility so long as the primary purpose for such acquisition or investment is not the acquisition or investment by the Member or its Affiliate in such Facility; or (iv) any joint venture (whether by contract or through the creation of a partnership, limited liability company or similar vehicle) with any Person that, at the time of creation of such joint venture, owns or has an equity interest in a Facility so long as the primary purpose for the creation of such joint venture is not the acquisition or investment by the Member or its Affiliate in such Facility.

        Section 8.5    Indemnity of Members. Employees and Other Agent.

        (a)   To the fullest extent permitted under the Act, the Company shall indemnify the Company's officers and employees, the representatives (including any alternates) on the Management Committee and the other Members (and the respective officers, directors, employees, agents, Members and stockholders of each of the foregoing) (each of the foregoing, an "Indemnitee") in connection with the management of the Company when the same shall be acting within the scope of their authority conferred by the provisions of this Agreement or pursuant to a duly authorized delegation of authority from the Management Committee; provided that no such indemnification shall be available in respect of (i) any loss or damage to the extent that such loss or damage results from intentional misconduct, gross negligence or a knowing violation of law by the party seeking indemnification or its Affiliate or (ii) a transaction for which the Person seeking indemnity hereunder or its Affiliate received a personal benefit in violation or breach of the provisions of this Agreement.

        (b)   To the extent that an Indemnitee is successful on the merits or otherwise in any Proceeding (as hereafter defined), such Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all Claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved Claim, issue or matter. For purposes of this Section 8.5(b) and without limitation, the termination of any Claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter. For purposes of this Section 8.5, "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative that arise out of or otherwise relate to this Agreement and the terms hereof.

        (c)   The Company shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.

        Section 8.6    Compensation.    No Member shall be entitled to compensation for actions taken on behalf of the Company; however, Members shall be reimbursed for all reasonable and necessary expenses incurred on behalf of the Company if provided for in the operating budget of the Company.

        Section 8.7    Business Plan.

        (a)   The Members shall agree on a business plan for the Company (the "Initial Business Plan"), covering the operations of the Company and the Project Partnerships for the period from the date of this Agreement through December 31, 2001. The Initial Business Plan shall include a detailed budget for the Company and each Project Partnership prepared in accordance with customary practices for Facilities similar to those run by the Project Partnerships, and shall show (i) assumptions and projections of revenues and expenses for the Company and each respective Project Partnership by category and by month during such time period, (ii) known Maintenance Capital Expenditures to be incurred during such time period and (iii) the amount of working capital to be spent and retained by the Company during such time period. If the Members have been unable to agree upon and approve the Initial Business Plan prior to the Effective Date, then a Dispute shall be deemed to have occurred for purposes of Section 14.1. During any period of Dispute with respect to the Initial Business Plan, the business plan for the Company and the Project Partnerships in effect at the Effective Date shall be extended to the extent necessary to continue the short-term operation of the Company and the Project Partnerships.

        (b)   At least 45 days prior to the commencement of each calendar year, the Management Committee shall diligently and in good faith seek to approve an annual business plan for such calendar year (each, an "Annual Business Plan") prepared in a manner similar to the preparation of the Initial Business Plan (including, without limitation, detail on Maintenance Capital Expenditures to be incurred within one year of approval of such Annual Business Plan). If the Management Committee has been unable to agree upon and approve the Annual Business Plan for a calendar year prior to the commencement thereof, the Management Committee shall diligently and in good faith seek to approve an amended Annual Business Plan for the remainder of such year, but if no such Annual Business Plan is approved by January 31 of such year then a Dispute shall be deemed to have occurred for purposes of Section 14.1; provided, however, that no arbitrator of any such Dispute shall be permitted to make any determination with respect to, require any Member to make, an Additional Capital Contribution.

During any period of Dispute with respect to any Annual Business Plan (and any period of a calendar year for which an Annual Business Plan has not been approved by the Management Committee), the Annual Business Plan then in effect shall remain in effect and be extended to the extent necessary to continue the short-term operation of the Company and the Project Partnerships.

ARTICLE IX

RIGHTS AND OBLIGATIONS OF MEMBERS

        Section 9.1    Limitation on Liability and Authority.    Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law. Each Member agrees that it will not exercise its authority under the Act to bind or commit the Company to agreements, transactions or other arrangements, or hold itself out as an agent of the Company, unless such Member is acting expressly within the scope of its authority under this Agreement or an express duly authorized delegation of authority by the Management Committee.

        Section 9.2    No Liability for Company Obligations.    No Member will have any liability for any debts or losses of the Company except as provided by law relating to liability for wrongful distributions or pursuant to Section 7.1(d) relating to a Member's Capital Account restoration option.

        Section 9.3    Priority and Return of Capital.    Except as is expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses, or distributions. This Section 9.3 shall not apply to Member Loans (including, without limitation, Capital Contribution Loans).

        Section 9.4    Waiver of Conflicts.    To the fullest extent permitted by law, each Member hereby waives any conflicts of interest of Duke RF and its Affiliates, of United American Energy Corp. and its Affiliates (including UAE RF), of each other Member and its Affiliates, and of each of their respective directors, officers and employees (each, a "Related Party") arising out of or relating to any relationships between a Related Party and its Affiliates, currently existing or hereafter arising, including without limitation the activities of any Member or Affiliates of any Member as a provider of credit support under the Equity Contribution Agreement. In each case, the Related Party shall have the same rights and powers in its relevant capacity as would an unrelated third party and may exercise such rights and powers without regard to such other capacities and as though such Related Party were not a party to this Agreement, all without liability for any duties owed in such other capacities or for any benefits derived by any other Related Person in such other capacities.

        Section 9.5    Regulatory Matters.

        (a)   None of UAE Holdings, UAE, UAE RF, Duke RF, Duke Capital Corporation, nor any other Member of the Company shall take any action, and each shall use commercially reasonable efforts to prevent any third-party action within its reasonable control, if such action would result in an Adverse QF Event or an Adverse PUHCA Event. Each of UAE Holdings, UAE, UAE RF, Duke RF and all other Members of the Company hereby agrees to cooperate with any affected Member, and to use all commercially reasonable efforts, to remedy any Adverse QF Event or Adverse PUHCA Event. Each of UAE Holdings, UAE, UAE RF, Duke RF and all other Members of the Company agrees to use commercially reasonable efforts not to acquire any interest in any electric utility or electric utility holding company that would result in an Adverse QF Event. In connection with any Transfer, UAE RF or any Subsidiary of UAE RF, Duke RF or any Subsidiary of Duke RF, or any other Member and any Subsidiary of such Member, as applicable, will request that the proposed assignee represent either (i) that to its knowledge it does not have any stockholders who are "public utility companies" or "holding companies" within the meaning of PUHCA (and if such transferor is a publicly owned corporation or a subsidiary of a publicly owned corporation, it may rely on the fact that publicly available 13(d) or 13(g) documents do not reveal ownership by "public utility companies" or "holding companies") or (ii) if it does know of such stockholders who are "public utility companies" or "holding companies," the amount of such ownership by such stockholders in such assignee. Unless otherwise required by law, none of UAE RF or any Subsidiary of UAE RF, Duke RF or any Subsidiary of Duke

RF or any other Member or any Subsidiary of such Member will consummate any Transfer if based on the information received by UAE RF, Duke RF or such other Member, set forth above, such Transfer would result in an Adverse QF Event, or if UAE RF, Duke RF or such other Member or one of their respective Subsidiaries otherwise has knowledge that such Transfer would result in an Adverse QF Event. If any party breaches the covenants set forth in this Section 9.5(a), then the other parties shall be entitled to such relief at law or in equity as may be awarded by a court of competent jurisdiction.

        (b)   Each of the Members agrees to cause the Project Partnerships to file an application for each of the waste-to-energy projects of the Project Partnerships to be designated as an exempt wholesale generator under PUHCA and to use commercially reasonable efforts to secure such designation.

ARTICLE X

ACCOUNTING AND TAX MATTERS

        Section 10.1    Fiscal Year.    The Company's annual accounting period (the "Fiscal Year") shall be the calendar year, unless otherwise approved by the Management Committee or otherwise required by the Code.

        Section 10.2    Books and Records; Audit.

        (a)   The Company shall maintain or cause to be maintained separate records and accounts. Such records and accounts shall show a true and accurate record of all operations, costs and expenditures, charges made, credits made and received, and income derived in connection with the operation of the Company in accordance with GAAP consistently applied. The Company may cause accountants who are employees of one or more Members to keep the Company's books and records, or the Company may hire third-party accountants to keep the Company's books and records. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly.

        (b)   Without limiting the generality of the foregoing, the Company shall keep or cause to be kept the following records at the principal place of business of the Company:

          (i)    a current list of the full name and last known address of each Member;

          (ii)   a copy of the Certificate of Formation of the Company and all amendments thereto;

          (iii)  copies of the Company's Federal, state, and local income tax returns and reports, if any, for the six most recent years;

          (iv)  minutes of each meeting of the Management Committee maintained pursuant to Section 8.1(b);

          (v)   a copy of this Agreement, together with any amendments thereto;

          (vi)  copies of all financial statements of the Company for the three most recent years; and

          (vii) copies of the Annual Business Plans for the three most recent years.

        (c)   Each Member shall, at its sole expense, have the right, at any time and from time to time without notice to the other Members, to examine, copy and audit the Company's books and records during normal business hours.

        Section 10.3    Reports.    Within 120 days after the end of each Fiscal Year, 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, and 30 days after the end of each month (other than months that are also the end of fiscal quarters or the Fiscal Year), the Company shall furnish each Member with a copy of the balance sheet of the Company as of the last day of the applicable period, and a statement of income or loss for the Company for such period, which shall be prepared from the books and records of the Company in accordance with GAAP consistently applied. The Company's year-end annual statements shall be audited by a firm of independent certified public accountants of national standing, unless the Management Committee shall determine that such audit is not required. Such annual financial statements shall also include a statement showing any item of income, deduction, credit, or loss allocable for Federal income tax purposes pursuant to the terms of this Agreement.

        Section 10.4    Tax Returns.    The Company shall prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, together with any schedules or other information that each Member may require in connection with preparation of such Member's own tax affairs, shall be furnished to the Members within 150 days after the end of each Fiscal Year.

        Section 10.5    Tax Matters Partner.    The "tax matters partner" of the Company for all purposes under the Code shall be UAE RF or such other Member as may be appointed as such by the Management Committee from time to time. The tax matters partner shall take no action in such capacity without first consulting with and receiving approval from the Management Committee as to a mutually agreeable course of action. Copies of all notices and other information received by the tax matters partner shall promptly be given to all Members. The tax matters partner shall not charge the Company a fee for its services except as permitted under Section 8.2, but the Company shall reimburse the tax matters partner for its reasonable, documented out-of-pocket expenses related to its duties as tax matters partner.

        Section 10.6    Bank Accounts.    The funds of the Company shall not be commingled with the funds of any Member or any other Person, and the Company shall not employ or permit any other Person to employ such funds in any manner except for the benefit of the Company. The bank accounts of the Company shall be maintained in the name of the Company in such banking institutions as are approved by the Management Committee, and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Management Committee may determine.

ARTICLE XI

TRANSFERS; ADJUSTMENT OF INITIAL OWNERSHIP PERCENTAGES

        Section 11.1    Restrictions on Transfers.

        (a)   Subject to Section 11.2 and subsection (c) of this Section 11.1, a Member may (i) transfer, sell, assign, pledge, encumber or otherwise directly dispose of all of any portion of its Membership Interest, or (ii) by merger or other business combination involving such Member or a company directly or indirectly owning equity interests in such Member, cause a change in the ownership of, all or, any portion of its Membership Interest (any transaction described in clauses (i) or (ii), a "Transfer"), in each case without the prior consent of any other Member.

        (b)   All Transfers hereunder shall be by instrument (including in the case of a merger or business combination the relevant agreement or plan of merger or combination), in form and substance reasonably satisfactory to the Company, which instrument shall contain an express statement by the transferee of its agreement to accept, adopt and be bound by all of the terms and provisions of this Agreement, as the same may have been amended from time to time, which shall include a Certificate duly endorsed for transfer by the transferring Member and delivered to the Company. All Transfers shall provide for the payment by the transferring Member of all reasonable expenses incurred by the Company in connection with such Transfer, including, without limitation, the necessary amendments to this Agreement to reflect such Transfer. The transferring Member and the transferee shall execute and acknowledge any and all such instruments as the Company may reasonably request to effectuate such Transfer, in each case in form and substance reasonably satisfactory to the Company. In no event shall the Company dissolve or terminate pursuant to Section 708 of the Code or otherwise upon the admission of any Member to the Company or upon any permitted Transfer of an interest in the Company by any Member.

        (c)   Notwithstanding anything to the contrary in this Agreement, at law or in equity, no Member shall Transfer or otherwise affect any Membership Interest in a way that would cause a default under any material agreement, license, permit or other instrument of any kind whatsoever to which the Company is a party or by which it is bound or that would cause, or might be reasonably expected to cause, an Adverse PUHCA Event or an Adverse QF Event. In addition, without the consent of the other Members, no Transfer (whether to a Subsidiary or otherwise) shall relieve or release the assigning Member from any of its obligations under the Transaction Documents, except as permitted thereunder.

        Section 11.2    Rights of First Offer.

        (a)   Except as provided in Section 11.2(b), in the event that a Member or any of its Affiliates desires to transfer, sell, assign, pledge, encumber, or otherwise directly dispose of all or any portion of its Membership Interest than a Preferred Interest (an "Assignment") to any Person (other than an Affiliate of such Member), such Member (the "Assigning Member") shall first provide to each other Member and to the Company a written notice (a "First Offer Notice") that describes the Membership Interest the Assigning Member proposes to Assign, the purchase price or other consideration for which the Assigning Member proposes to Assign such Membership Interest, and the material terms and conditions upon which such Assignment is to take place. For a period of 60 days (or such longer period necessary to determine Fair Market Value) after delivery of the First Offer Notice, the Members other- than the Assigning Member shall have the right and option (a "First Offer Right"), by giving written notice of the exercise of such right and option to the Assigning Member, all other Members (who are not Affiliates of the Assigning Member), and the Company, to purchase all, but not less than all, of the Membership Interest described in the First Offer Notice, for the same or a higher price and upon the same terms and conditions set forth in the First Offer Notice. The First Offer Right of each Member, other than the Assigning Member, shall be exercisable for a portion of the Membership Interest described in the First Offer Notice, such portion being the percentage of such Membership Interest that represents the Ownership Percentage of such Member as a percentage of the total Ownership Percentages of all Members (excluding the Ownership Percentage that is owned by the Assigning Member and its Affiliates), or such other percentage as all Members other than the Assigning Member and its Affiliates shall agree. If any Member fails to elect to exercise, or elects not to exercise, its First Offer Right prior to the end of the First Offer Period, such Member's First Offer Right may be exercised by the electing Members in proportion to their respective Ownership Percentages (excluding the Ownership Percentages of the Assigning Member and its Affiliates and of such non-electing Members). To the extent that any Assigning Member proposes in a First Offer Notice to accept consideration other than cash for a Membership Interest, the other Members may exercise their First Offer Rights by agreeing to pay such other consideration or to pay cash to the Assigning Member in an amount equal to the Fair Market Value of the consideration described in the First Offer Notice (or such higher price), and to the extent that the Assigning Member is proposing to Assign other assets in addition to a Membership Interest, the minimum purchase price for such Membership Interest shall equal the Fair Market Value thereof (it being understood that for purposes of this sentence the Assigning Member shall be considered the seller and that the other Members exercising their options to purchase their proportionate shares of the Membership Interest proposed to be Assigned shall be considered the buyers, in each case within the meaning of "Fair Market Value" as defined herein). If, prior to the end of the First Offer Period, the other Members have provided notice of their elections to acquire the entire Membership Interest that is the subject of the First Offer Notice, then such Members shall be obligated to acquire such Membership Interest on the terms described above no later than 90 days after the end of the First Offer Period, and the closings of all such sales to other Members shall be conducted simultaneously at the offices of the Company. If any Member fails to make payment of its purchase price or otherwise fails to perform its agreement to acquire a portion of the Membership Interest that is the subject of the First Offer Notice, then the Assigning Member may, in its sole discretion, (i) sell to such performing Members, in proportion to their Ownership Percentages (excluding the Ownership Percentages of the Assigning Member, all non-electing Members, and such non-performing Member), to the extent such performing Members agree, the Ownership Percentage that such non-performing Member has elected to purchase, or, if such performing Members do not agree, (ii) complete the sale of a portion or portions of such Membership Interest to other Members pursuant to their elections and seek such damages or equitable relief as maybe available at law or equity from such non-performing Member. In addition, if performing Members are unwilling to purchase the entire offered Membership Interest, the Assigning Member may treat either the entire Membership Interest that is the subject of the First Offer Notice or such portion thereof as the non-performing Member had elected to purchase as not subscribed pursuant to the First Offer, in which case such Membership Interest or portion thereof (if the remaining amount is being sold to the performing Members) may be Assigned as set forth below. If, prior to the end of the First Offer Period, the Members other than the Assigning Member have not provided written notice of elections to purchase all of the Membership Interest described in the First Offer Notice, then the Assigning Member may, subject to Section 11.1, at any time during a period of 180 days after the end of the First Offer Period, Assign all, but not less than all, of the Membership Interest described in the First Offer Notice to any Person for a price and upon terms and conditions at least as favorable to the Assigning Member as those described in the First Offer Notice. If a binding agreement to complete such Assignment is not signed within such 180-day period, then such Membership Interest shall again become subject to the provisions of this Section 11.2. Notwithstanding the foregoing provisions of this Section 11.2(a), a Member may pledge or grant a security interest in all or a portion of its Membership Interest to a third party non-Affiliate in connection with a bona fide financing (or to a third party non-Affiliate in connection with one or more bona fide refinancings thereof); provided, however, that any subsequent Transfer of a Membership Interest so pledged or in which a security interest is so granted, whether pursuant to a foreclosure or otherwise, shall constitute an Assignment and give rise to a First Offer Right.

        (b)   In the event any Member is subject to Regulatory Restrictions at the time an Assigning Member provides a First Offer Notice, such Member shall be permitted to assign its rights and remedies under Section 11.2(a) to any other Person in order to comply with such Regulatory Restrictions; provided, however, that the exercise of such rights by the assignee will not cause an Adverse QF Event or an Adverse PUHCA Event for the Company or any Member.

        (c)   Notwithstanding the provisions of Section 11.2(a) (but subject to Section 11.1), at any time any Member may Assign all or any portion of its Membership Interest to an Affiliate of such Member or to Duke RF or UAE RF without complying with the provisions of Section 11.2(a); provided, however, that any such Assignment to an Affiliate does not result in an Adverse PUHCA Event or an Adverse QF Event. Notice of any Assignment permitted under this Section 11.2(c) shall be given by the Member effecting the Assignment to each other Member at least five Business Days prior to such Assignment. This Section 11.2 shall not apply to any transaction other than an Assignment, and in particular (but without limitation) shall not apply to the sale of any Member (or any company or other entity directly or indirectly owning interests in such Member) or to the creation by any Member of a Subsidiary to which such Member Assigns or contributes all or any portion of a Membership Interest.

        Section 11.3    Purchase Option Upon Withdrawal. Involuntary Transfer or Breach.

        (a)   Upon the occurrence of any of the following events ("Defaults") concerning any Member, the other Members shall have the right to purchase the entire Membership Interest held by such Member at Fair Market Value and on the terms and conditions set forth in this Section 11.3:

            (i)  the filing of a petition by a Member for relief as a debtor or bankrupt under the U.S. Bankruptcy Code or any similar federal or state law affording debtor relief proceedings; the adjudication of insolvency of a Member as finally determined by a court proceeding or the filing by or on behalf of a Member to accomplish the- same or for the appointment of a receiver, custodian, assignee or trustee for the benefit of creditors of a Member;

           (ii)  the commencement of any proceedings relating to a Member by a third party under the U.S. Bankruptcy Code or similar federal or state law or other reorganization, arrangement, insolvency, adjustment of debt or liquidation law; the allowance of a Member's Membership Interest (or portion thereof) to become subject to attachment, garnishment, charging order, or similar charge unless any such preceding enumerated event is susceptible to cure and is cured within 90 days;

          (iii)  any withdrawal or attempted withdrawal of a Member other than as a result of a transfer of such Member's Membership Interest in accordance with this Article XI; or

          (iv)  the dissolution or termination of any Member that is a partnership or limited liability company; the liquidation of any Member that is a corporation; and the death or adjudication of incompetency of any individual Member.

        (b)   Any Member whose Membership Interest is subject to the purchase rights created by this Section 11.3 is referred to as the "Defaulting Member." Any Defaulting Member shall have the obligation to give notice to the other Members and the Company of any event triggering purchase rights under this Section 11.3.

        (c)   The non-defaulting Members' collective purchase rights under this Section 11.3 shall be allocated to the non-defaulting members on a pro rata basis in accordance with the Ownership Percentages of the non-defaulting Members electing to exercise such rights or as they otherwise agree. The non-defaulting Members' rights to purchase the Defaulting Member's interest pursuant to this Section 11.3 may be exercised by delivery of written notice to the Defaulting Member no later than 60 days after the last to occur of (i) the occurrence of the event giving rise to the purchase right under this Section 11.3 and (ii) actual receipt by the nondefaulting Members and the Company of written notice of the occurrence of such event. Upon delivery of such notice to purchase, the purchasing Member(s) shall have the right to purchase the Defaulting Member's Membership Interest, and the Defaulting Member shall be required to sell such interest for Fair Market Value.

        (d)   The Company may purchase the Defaulting Member's Membership Interest if it is not purchased by the non-defaulting Members by delivering written notice to the Defaulting Member within 5 days after the expiration of all time periods referenced in subsection (c). If the non-defaulting Members and the Company do not exercise their purchase rights pursuant to this Section 11.3, the Defaulting Partner's Partnership Interest shall be and become the interest of an assignee as set forth in Section 11.4.

        (e)   Unless otherwise agreed, the closing of the purchase of any Membership Interest under this Section 11.3 shall occur within 90 days after all notices are delivered to the Defaulting Member under subsections (c) and (d). The Purchase Price shall be payable in the full amount thereof in cash at closing. The Purchase Price shall be in full and complete satisfaction of the Defaulting Member's Membership Interest (or portion thereof purchased) and shall be binding upon the Defaulting Member and its respective successors and assigns. On the Closing Date, the Defaulting Member shall sell and transfer its Membership Interest to the non-defaulting Members or the Company, as the case may be, free and clear of all liens, Claims and encumbrances, other than liens and encumbrances arising out of Company financing, and pursuant to such instruments of conveyance as the non-defaulting Members or the Company shall reasonably request.

        (f)    In the event any non-defaulting Member is subject to Regulatory Restrictions at the time of the occurrence of a Default set forth above or at the time of the closing of the purchase of any Membership Interest provided for in this Section 11.3, such non-defaulting Member shall be permitted to assign its rights and remedies under this Section 11.3 to any other Person in order to comply with such Regulatory Restrictions; provided, that such assignment will not cause an Adverse QF Event or Adverse PUHCA Event for the Company or any Member.

        (g)   In addition to the purchase rights set forth in this Section 11.3, each non-defaulting Member and the Company shall be entitled to such other damages and remedies as shall be available at law or equity.

        Section 11.4    Substitute Member.    Any transferee of a Membership Interest in accordance with this Article XI and any acquirer of a Membership Interest in accordance with Section 5.2(e) shall automatically become a substitute Member. The Company shall not register any Transfer of a Certificate or issue any new Certificates pursuant to Section 5.7 unless the proposed Transfer or issuance is in compliance with this Article XI or Section 5.2(e), as the case may be.

ARTICLE XII

DISSOLUTION AND TERMINATION

        Section 12.1    Dissolution.

        (a)   The Company shall be dissolved upon the occurrence of any of the following events:

            (i)  the sale of all or substantially all of the property of the Company;

           (ii)  the written agreement of all Members for the Company to terminate and be dissolved; or

          (iii)  upon an Event of Bankruptcy in respect of a Member, unless the Members owning a majority of the Ownership Percentages elect to continue the business of the Company within 90 days after such event.

        Section 12.2    Effect of Dissolution.    Upon dissolution, the Company shall cease to carry on its business, except as permitted or required by the Act. Upon dissolution, the Liquidating Trustee shall file a statement of commencement of winding up pursuant to the Act and publish the notice permitted by the Act.

        Section 12.3    Winding Up. Liquidation and Distribution of Assets.

        (a)   Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets' to the Members pursuant to the provisions of this Article XII. The Management Committee shall appoint a Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions as provided herein.

        (b)   Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company's assets in kind. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the Fair Market Value of such assets (based upon a single appraisal, in the case of a disagreement, at the expense of the Company). Each Member's Capital Account shall be charged or credited, as the case may be, for the net gain or net loss on the sale of the assets or in the case of an in-kind distribution, any net gain or net loss deemed recognized on such deemed sale, as if such asset had been sold for cash at such Fair Market Value and the net gain or net loss recognized thereby shall be allocated' to and among the Members in accordance with Article VII.

        (c)   All assets of the Company shall be applied and distributed by the Liquidating Trustee in the following order:

            (i)  first, to the creditors of the Company (including any Member who has made a Member Loan (including, without limitation, a Capital Contribution Loan) that remains outstanding);

           (ii)  second, to setting up the reserves that the Liquidating Trustee may deem reasonably necessary for contingent or unforeseen liabilities or obligations of the Company;

          (iii)  third, to the Members in an amount equal to the positive balances of their Capital Accounts in the proportion of such positive balances (after such Capital Accounts have been adjusted to reflect any Profits or Losses to be allocated to the Members in connection with the dissolution and liquidation of the Company); and

          (iv)  thereafter, to the Members in accordance with their respective Ownership Percentages.

        Section 12.4    Certificate of Cancellation.    When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Secretary of State of Delaware in accordance with Section 18-203 of the Act.

        Section 12.5    Return of Contribution: Nonrecourse Against Other Members.    Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

ARTICLE XIII

REPRESENTATIONS AND WARRANTIES

        Section 13.1    Representations and Warranties.    Each Member hereby represents and warrants to the other Members that:

        (a)   Such Member is duly organized and validly existing under the laws of the state of its organization and has the requisite power and authority to enter into and carry out the terms of this Agreement;

        (b)   All actions required to be taken by such Member to execute and deliver this Agreement and to perform its obligations hereunder as of the date hereof have been duly taken, and no further approval of any board, court, or other body is necessary in order to permit such Member to consummate this Agreement and the transactions contemplated hereby and thereby, and this Agreement has been duly authorized, executed and delivered by such Member, and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms;

        (c)   To the best of such Member's knowledge, there is no action, Proceeding or investigation, pending or threatened (nor any basis therefor) that questions, directly or indirectly, the validity or enforceability of this Agreement as to such Member or that would materially and adversely affect any Project Partnership; and

        (d)   Such Member is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940.

ARTICLE XIV

DISPUTE RESOLUTION

        Section 14.1    Dispute Resolution.    Any dispute, controversy or Claim arising out of or relating to this Agreement (each a "Dispute") shall be resolved in accordance with the provisions of Appendix B.

ARTICLE XV

MISCELLANEOUS PROVISIONS

        Section 15.1    Notices.    All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, by facsimile transmission, by Federal Express or other reputable overnight courier, or mailed by certified or registered mail, return receipt requested, postage pre-paid, and addressed as follows:

          if to Duke RF:

    Duke Energy Global Asset Development, Inc.
    5400 Westheimer Court, WO 4B68
    Houston, Texas 77056-5310
    Attention: Steven F. Gilliland
    Telephone: 713 627-4633
    Facsimile: 713 627-4655

          if to UAE RF:

    UAE Ref-Fuel LLC
    c/o United American Energy Corp.
    50 Tice Boulevard
    Woodcliff Lake, New Jersey 07677
    Attention: Corporate Secretary
    Telecopy: 201 307-1020
    Telephone: 201 307-1818

or to such other address as may be specified by a party hereto pursuant to notice given by such party in accordance with the provisions of this Section 15.1.

        Section 15.2    Entire Agreement.    This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties relating to the subject matter hereof.

        Section 15.3    Modifications and Waivers.    No amendment or other modification of any provision of this Agreement shall be valid or binding unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

        Section 15.4    Separable Provisions.    If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder nevertheless shall remain in full force and effect.

        Section 15.5    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 15.6    Governing Law.    This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to its principles of conflicts of laws.

        Section 15.7    Further Assurances.    Each of the parties shall execute such agreements, instruments and other documents and take such further actions as may be reasonably required or desirable to carry out the provisions and the transactions contemplated by this Agreement, including but not limited to the execution of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization, and cooperating in obtaining any third party consents and approvals necessary in order to accomplish and give full force and effect to the transactions contemplated hereby.

        Section 15.8    Successors and Assigns.    Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and assigns.

        Section 15.9    Third-Party Beneficiaries.    The provisions of this Agreement shall only be for the benefit of, and enforceable by, the Company and its Members and shall not inure to the benefit of or be enforceable by any third party.

        Section 15.10    No Partnership Intended for Nontax Purposes; Membership Interests not Securities.    The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Act or the Delaware Uniform Limited Partnership Act. The Members do not intend to be partners to one another, or partners as to any third party, for any purpose other than Federal, state, local or foreign tax purposes. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation. No Membership Interest shall constitute a security within the meaning of Article 8 or Article 9 of the Uniform Commercial Code as in effect in any state, including the States of Delaware and New Jersey.

        Section 15.11    Confidentiality and Publicity.

        (a)   Each Member agrees that it shall (and shall cause its Affiliates and its and their officers, directors, employees, legal counsel, agents and representatives (together with the Affiliates, the "Confidentiality Affiliates") to) (1) hold confidential and not disclose (other than by a Member to its Confidentiality Affiliates having a reasonable need to knew in connection with the permitted purposes hereunder), without the prior written consent of the other Members, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by the Company, another Member or its Confidentiality Affiliates in connection herewith or with the Project Partnerships, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company or the disclosing Member or its Confidentiality Affiliates reasonably communicated, or the receiving Member or its Confidentiality Affiliates should reasonably have understood, that the information should be treated as confidential, whether or not the specific words "confidential" or "proprietary" are used ("Confidential Information") and (2) use such Confidential Information only for the purposes of performing its obligations hereunder to which it is a party and carrying on the business of the Company; provided, however, that Members may disclose any such Confidential Information on a confidential basis to current and prospective lenders in connection with a loan or prospective loan to a Member and to prospective purchasers of a Membership Interest from a Member, as well as to their legal counsel, agents and representatives.

        (b)   The obligations contained in the preceding paragraph shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (1) was known to the receiving Member or its Confidentiality Affiliates prior to receipt from the Company or the disclosing Member or its Confidentiality Affiliates, (2) was, or becomes through no breach of the receiving Member's obligations hereunder, known to the public, (3) becomes known to the receiving Member or its Confidentiality Affiliates from other sources under circumstances not-involving any breach of any confidentiality obligation between such source and the disclosing Member's or discloser's Confidentiality Affiliates or a third party, (4) is independently developed by the receiving Member or its Confidentiality Affiliates, or (5) is required to be disclosed by law, governmental regulation or applicable legal process.

        (c)   Except as required by applicable law, each Member agrees that it will not issue or release for external publication any article or advertising or publicity matter relating to the Company or the Project Partnerships without the prior consent of the Management Committee, which consent shall not be unreasonably withheld or delayed.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representative as of the date first above written.

DUKE ENERGY GLOBAL ASSET DEVELOPMENT, INC.

By:	/s/ STEPHEN J. SCHAEFER Name: Stephen J. Schaefer Title: Vice President
UAE REF FUEL LLC

By:	/s/ DONALD T. KROM, JR. Name: Donald T. Krom, Jr. Title: Vice President
Solely with respect to Section 9.5
UNITED AMERICAN ENERGY CORP.

By:	/s/ DONALD T. KROM, JR. Name: Donald T. Krom, Jr. Title: Vice President
Solely with respect to Section 9.5
UNITED AMERICAN ENERGY HOLDINGS CORP.

By:	/s/ DONALD T. KROM, JR. Name: Donald T. Krom, Jr. Title: President
Solely with respect to Section 9.5
DUKE CAPITAL CORPORATION

By:	/s/ STEPHEN G. DEMAY Name: Stephen G. DeMay Title: Vice President, Business Unit Finance

EXHIBIT A

CAPITAL CONTRIBUTIONS

Member	Initial Capital Contribution	Effective Date Capital Contribution
Duke RF	$156,370,500	$25,000,000
UAE RF	$84,199,500	$25,000,000

EXHIBIT B

EFFECTIVE DATE OWNERSHIP PERCENTAGES

Member	Effective Date Ownership Percentage
Duke RF	50%
UAE RF	50%

EXHIBIT C

FORM OF
CAPITAL CONTRIBUTION LOAN PROMISSORY NOTE

PROMISSORY NOTE

$                                           , 200

Houston, Texas

        FOR VALUE RECEIVED, DUKE/UAE REF-FUEL LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

        [CONTRIBUTING MEMBER], a                        (the "Lender"), at the offices of the Lender located at                         (or at such other place or places as the Lender may designate), the principal sum of                        DOLLARS ($                        ), together with interest as provided below, both principal and interest payable in lawful money of the United States in immediately available funds.

        1.    Interest.    Interest shall accrue from and after the date hereof on the unpaid principal balance of this promissory note (this "Note") at a per annum rate equal to 15%.

        2.    Payment of Principal and Interest.    The unpaid principal amount of this Note and all accrued and unpaid interest shall be due and payable in full on [specify date at least one year after issuance]. This Note may be prepaid in whole or in part at any time without premium or penalty. This Note shall be mandatorily prepaid out of Distributable Cash (as defined in the Amended and Restated Limited Liability Company Agreement of the Borrower, between duke Energy Global Asset Development, Inc. and UAE Ref-Fuel LLC (the "LLC Agreement"), all as set forth in Section 6.1 of the LLC Agreement. All payments shall be applied first to accrued interest and then to principal.

        3.    Conversion.    All or any portion of the unpaid principal amount of this Note, and all accrued and unpaid interest thereon, shall be convertible, from time to time at the option of the holder thereof, into Preferred Interests (as defined in the LLC Agreement) having an Unreturned Capital Balance (as defined in the LLC Agreement) equal to the amount of such principal and interest so converted, all as provided in the LLC Agreement; provided, however, that such conversion does not cause an Adverse QF Event or an Adverse PUHCA Event (each as defined in the LLC Agreement).

        4.    Default.    The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

          (a)   The Borrower fails to pay any principal or interest on this Note on the date it is due;

          (b)   The filing by the Borrower of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the federal bankruptcy code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal;

          (c)   The filing against the Borrower of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the federal bankruptcy code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal, and such petition is not dismissed within 45 days of the date of filing;

          (d)   A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of any of the Borrower's assets;

          (e)   The Borrower becomes insolvent, liquidates, sells or disposes of all or virtually all of the assets of its business, or otherwise ceases to do business in substantially the same manner as on the date hereof; or

          (f)    an Event of Default (as defined in the Citibank Credit Agreement) under the Citibank Credit Agreement occurs and,. as a consequence thereof, any or all of the obligations under the

  Citibank Credit Agreement has become, or has been declared, due and payable before its stated maturity by acceleration or otherwise.

        Upon the occurrence of any Event of Default, the Lender may declare the remainder of the debt evidenced by this Note, including principal, interest and all other sums, at once due and payable, whereupon such amounts shall become immediately due and payable; provided that in the case of any of the Events of Default in subsections (b), (c), (d), or (e) above, the remainder of the debt evidenced by this Note shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

        5.    Continuing Obligation.    The Borrower hereby waives presentment, protest, notice of dishonor, and notice of acceleration of maturity. No failure to accelerate the debt evidenced by this Note by reason of default hereunder, acceptance of a past-due payment, or other indulgences granted from time to time shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of the holder of this Note thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Borrower under this Note, either in whole or in part, unless the Lender agrees otherwise in writing.

        6.    Governing Law.    This Note shall be. governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

        7.    Severability.    If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or if any one or more of the provisions of this Note operates or would hereafter operate to invalidate this Note, then such provision or provisions shall be deemed null and void and shall not affect any other provisions of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected or prejudiced thereby.

        8.    Costs of Collection.    In the event that this Note is not paid as and when due, the Borrower hereby agrees to pay, in addition to all principal and interest hereunder, all costs incurred by the holder of this Note in the enforcement of its rights and remedies, including reasonable attorneys' fees, to the fullest extent permitted by law.

        9.    Entire Agreement.    This Note represents the entire and exclusive agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings of the parties with respect to such subject matter. This instrument may not be amended or modified except through a written instrument signed by the parties intended to be bound thereby.

        10.    Assignment.    This Note may be assigned by Lender in accordance with the provisions of Section 5.2(e) of the LLC Agreement.

        IN WITNESS WHEREOF, each of the undersigned has caused this Note to be executed by its duly authorized representatives as of the day and year. first above written.

BORROWER:
DUKE/UAE REF-FUEL LLC
By:

Name:

Title:

LENDER:

By:

Name:

Title:

EXHIBIT D

        NO.

FORM OF CERTIFICATE OF MEMBERSHIP INTERESTS
IN

DUKE/UAE REF-FUEL LLC

        This Certificate of Membership Interests certifies that                        is the owner of a    % membership interest in Duke/UAE Ref-Fuel LLC, a Delaware limited liability company. Transfer of any or all of these membership interests is subject to certain restrictions contained in the Amended and Restated Limited Liability Company Agreement of Duke/UAE Ref-Fuel LLC, dated as of April 30, 2001, as from time to time amended, and can be effected only upon compliance with all of those restrictions and the presentation of this Certificate, properly endorsed, to Duke/UAE Ref-Fuel LLC.

        This Certificate of Membership Interests evidences a membership interest in Duke/UAE Ref-Fuel LLC, and shall be a security for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware.

DUKE/UAE REF-FUEL LLC
By:
Authorized Signatory
Dated:

APPENDIX A

DEFINITIONS

        The terms defined in this Appendix A relate, to the extent used therein, to the LLC Agreement (as defined below). Unless otherwise indicated, such terms include the plural as well as the singular. Any agreement defined or referred to below shall include each amendment, modification and supplement thereto, and each waiver, approval and consent in respect thereof, as may become effective from time to time, except where otherwise indicated, and shall include all Appendices, Exhibits, Schedules and other attachments thereto and instruments, agreements or other documents incorporated therein. Any term defined in this Appendix A below by reference to any document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document. If any such document is subsequently amended, modified or terminated, the affected parties to any agreement to which this Appendix A is attached shall in good faith select another comparable definition for any term theretofore defined below by reference to such document.

        Unless the context otherwise requires: a reference to any law or governmental regulation includes any amendment, modification or successor thereto; a reference to any Person includes its successors and assigns; accounting terms not otherwise defined have the meanings assigned to them by United States GAAP applied on a consistent basis by the accounting entity to which they refer; unless otherwise indicated, all references to Sections, Articles, other subdivisions, Appendices, Schedules and Exhibits shall mean and refer to the respective Sections, Articles, other subdivisions, Appendices, Schedules and Exhibits in or attached to the agreement or document in which such reference appears; the words "include," "includes" and "including" are not limiting and shall be deemed to be followed by the words "without limitation" whether or not in fact followed by such words or words of like import; and the terms "hereof," "herein," "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular article, section or other subdivision thereof.

        If, and to the extent that, the LLC Agreement shall be amended, modified or supplemented from time to time, this Appendix A shall be, or be deemed to have been, amended, modified or supplemented concurrently with the execution and delivery of each such amendment, modification or supplement of the LLC Agreement in order to conform the definitions herein and therein to the new or amended, modified or supplemented definitions set forth in or required by each such amendment to the LLC Agreement.

        "AAA" means the American Arbitration Association.

        "Act" means the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Sections 18-101 et seq., as the same may be amended from time to time.

        "Additional Capital Contribution" means such Capital Contributions as may be made by a Member from time to time in accordance with the terms of Article V of the LLC Agreement (other than the initial Capital Contributions of the Members referred to in Section 5.1 of the LLC Agreement).

        "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            (i)  such Capital Account shall be deemed to be increased by any amounts that such Member is obligated to restore to the Company (pursuant to the LLC Agreement or otherwise) or is deemed to be obligated to restore pursuant to (A) the penultimate sentence of Regulations Section 1.704-2(g)(1), or (B) the penultimate sentence of Regulations Section 1.704-2(i)(5); and

           (ii)  such Capital Account shall be deemed to be decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

        "Adverse PUHCA Event" means that the Company or any of its "affiliates" (within the meaning of Section 2(a)(11)(B) of PUHCA) become a "public utility company" or a "holding company" within the meaning of PUHCA at a time at which applicable provisions of PUHCA, or any successor statute thereof, and the rules and regulations thereunder are in effect and such event or occurrence has or with the passage of time will have, an adverse effect on the Company or any Member.

        "Adverse OF Event" means any event or occurrence that causes any "electric utility, electric utility holding company, or companies, or any combination thereof" within the meaning of 18 C.F.R. §292.206(b), to directly or indirectly own more than 50% of any LLC QF at a time at which applicable provisions of PURPA, or any successor statute thereof, and the rules and regulations thereunder are in effect and such event or occurrence has or with the passage of time, will have, an adverse effect on the Company or any Member.

        "Affiliate" means with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where "control" means power and ability to direct, or share equally in the direction of, the management and/or policies of a Person, whether through ownership on control by proxy of more than 50% of the voting shares or other equivalent interests of the controlled enterprise, by contract or otherwise.

        "Allied" has the meaning specified in the recitals to the LLC Agreement.

        "Allied Agreements" has the meaning specified in the recitals to the LLC Agreement.

        "Allied Transactions" has the meaning specified in the recitals to the LLC Agreement.

        "Annual Business Plan" has the meaning specified in Section 8.7(b) of the LLC Agreement.

        "ARC Holdings" means American Ref-Fuel Company LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company.

        "Assignment" has the meaning set forth in Section 11.2(a) of the LLC Agreement, and the terms "Assign," "Assigning," and "Assigned" shall have correlative meanings.

        "Authorized Signatory" means any member of the Management Committee.

        "Book Value" means, with respect to any asset of the Company, the adjusted basis of such asset as of the relevant date for Federal income tax purposes, except as follows:

            (i)  the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time of contribution;

           (ii)  the Book Values of all Company assets (including intangible assets such as goodwill) may be adjusted to equal their respective fair market values as of the following times:

            (A)  the Purchase of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

            (B)  the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for an interest in the Company; and

            (C)  the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

          (iii)  if the Book Value of an asset has been determined or adjusted pursuant to subsection (i) or (ii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 7.1 of the LLC Agreement.

        The foregoing definition of Book Value is intended to comply with the provisions of Regulations Section 1.7041(b)(2)(iv) and shall be interpreted and applied consistently therewith.

        "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York.

        "Capital Account" means a book account to be established and maintained by the Company for each Member as computed from time to time in accordance with the capital account maintenance rules set forth in Regulations Section 1.704-1(b)(2)(iv).

        "Capital Call Date" means any Business Day specified, in the case of Additional Capital Contributions pursuant to Section 5.2(a)(i) of the LLC Agreement, by the Management Committee, and, in the case of Additional Capital Contributions, pursuant to the notice provisions of the Equity Contribution Agreement, for Additional Capital Contributions to be made by the Members.

        "Capital Contribution" means the amount of money and the agreed fair market value of other property (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Code Section 752) contributed by a Member to the Company pursuant to the LLC Agreement.

        "Capital Contribution Loan" has the meaning specified in Section 5.2(c) of the LLC Agreement.

        "Certificate" means a certificate representing a membership interest in the Company issued pursuant to Section 5.7 of the LLC Agreement.

        "Citibank Credit Agreement" means the Credit Agreement, dated as of April 30, 2001, by and among American Ref-Fuel Company LLC, American Ref-Fuel Company of Hempstead, American Ref-Fuel Company of Essex County, American Ref-Fuel Company of Niagara L.P. and American Ref-Fuel Company. of Southeastern Connecticut, as Borrowers, the banks and other financial institutions listed on the signature pages thereof, Citibank, N.A., as Administrative Agent and Collateral Agent, and Fleet National Bank, as LC Bank, as in effect from time to time.

        "Claim" means any demand, demand letter, claim, action, notice of noncompliance or violation, or other proceeding.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Common Equity" means, with respect to any Member, (i) that Member's Capital Account balance, minus (ii) the sum of that Member's Unreturned Capital Balance and Unpaid Preferred Return (but in no event less than zero).

        "Common Interest" or "Common Interests" means that portion of the Membership Interests of any Member hereunder other than the Preferred Interests.

        "Company" has the meaning specified in the recitals to the LLC Agreement.

        "Company Minimum Gain" means the amount determined in accordance with Regulations Section 1.704-2(d) by (i) computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof and (ii) aggregating all separate amounts so computed.

        "Confidentiality Affiliate" has the meaning specified in Section 15.11(a) of the LLC Agreement.

        "Confidential Information" has the meaning specified in Section 15.11(a) of the LLC Agreement.

        "Contributing Member" has the meaning specified in Section 5.2(c) of the LLC Agreement.

        "Costs" means the wages, salaries and related payroll burdens, direct and applied material costs, related handling and transportation charges, travel, outside services and other direct expenses, plus allocated overheads and general and administrative expenses. All such Costs shall be recorded and applied consistent with GAAP.

        "Credit Support Agreements" has the meaning given to such term in the Equity Contribution Agreement.

        "Defaulting Member" has the meaning specified in Section 11.3(b) of the LLC Agreement.

        "Defaults" has the meaning specified in Section 11.3(a) of the LLC Agreement.

        "Depreciation" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for Federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount that bears the same ratio to such Book Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method reasonably selected by the Management Committee.

        "Dispute" has the meaning specified in Section 14.1 of the LLC Agreement.

        "Distributable Cash" means, with respect to any period, all cash (i) derived by the Company from normal business operations, (ii) received as proceeds from any Company financing, refinancing or other extraordinary event (including cash received from the sale of all or substantially all the Company's property) or (iii) withdrawn from reserves during such period, minus (w) all expenses (other than depreciation and other similar noncash expenses) incurred incident to the normal operation of the Company's business, (x) all capital expenditures made during such period, (y) all payments of principal and interest made during such period with respect to Company loans, including Member loans, and (z) all amounts set aside during such period (pursuant to the Annual Business Plan or otherwise) for the creation of or addition to such reserves as the Management Committee deems necessary for the reasonable needs and prudent operation of the Company's business, including identified operating needs of, and necessary reserves for likely Claims against, the Project Partnerships.

        "Dollars" and the "$" symbol mean currency of the United States of America.

        "Duke Capital" means Duke Capital Corporation, a Delaware corporation.

        "Duke RF" has the meaning specified in the recitals to the LLC Agreement.

        "Effective Date" has the meaning specified in Section 2.1 of the LLC Agreement.

        "Environmental Laws" means any federal, state, territorial, provincial or local law, common law doctrine, rule, code, ordinance, order, decree, judgment, injunction, license, permit or regulation relating to pollution, protection of the environment or human health and safety, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), emissions, discharges, releases or threatened releases of any pollutant or contaminant into ambient air, land, surface water, groundwater, personal property or structures, or the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any pollutant or contaminant or any other hazardous toxic, radioactive or otherwise dangerous substance.

        "Equity Contribution Agreement" means the Equity Contribution Agreement, dated as of the Effective Date, among Duke Capital Corporation, United American Energy Corp., the Company and ARC Holdings, as the same may be amended or modified.

        "Event of Bankruptcy" has the meaning specified in the Act.

        "Facilities" has the meaning specified in Section 3.1 of the LLC Agreement.

        "Facility Investment Offer" has the meaning specified in Section 8.4 of the LLC Agreement.

        "Fair Market Value" means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm's length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller, but taking into account discounts for minority interests, restrictions on transfer, lack of marketability, and other similar factors typically considered in valuing securities in a privately held enterprise. In determining the Fair Market Value of any Member's Membership Interest, the value shall be determined assuming that the Company is an ongoing business enterprise. Fair Market Value shall be determined in the following order of descending priority:

          (a)   by agreement of the buyer and seller;

          (b)   if the buyer and seller shall not agree upon a value pursuant to subsection (a) above within 10 days in advance of the date the Fair Market Value is required to be determined, by a qualified appraiser selected by mutual agreement of the buyer and seller; or

          (c)   if the buyer and seller shall not agree upon a qualified appraiser within 15 days following the date the Fair Market Value is required to be determined, by taking the arithmetic average of the value assigned by three qualified appraisers, one selected by the buyer and the other selected by the seller (or all Persons whose interests are aligned in respect of such determination), and the third selected by agreement of the two appraisers so selected; provided that, if the appraised value assigned by any appraiser selected by the buyer or the seller shall be less than 90% or more than 110% of the appraised value assigned by the third appraiser, then such first value shall, for purposes of this subsection (c) be increased to 90% or decreased to 110%, as applicable, of the appraised value assigned by such third appraiser. In the event that either the buyer or the seller shall fail to appoint an appraiser pursuant to this subsection (c) within 15 days following the date the Fair Market Value determination is required, then the appraiser, if any, appointed by the other Person shall make the determination of Fair Market Value.

        If the Fair Market Value is determined by an appraiser selected by mutual agreement, the seller shall pay the cost of the appraiser. If the Fair Market Value is determined by the average of three appraisals, the seller shall pay the costs of the appraiser selected by the seller and the appraiser selected by the other two appraisers, and the buyer shall pay the cost of the appraiser selected by it.

        "First Offer Notice" has the meaning specified in Section 11.2(a) of the LLC Agreement.

        "First Offer Right" has the meaning specified in Section 11.2(a) of the LLC Agreement.

        "Fiscal Year" means the annual accounting period specified in Section 10.1 of the LLC Agreement.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

        "Indemnitee" has the meaning specified in Section 8.5(a) of the LLC Agreement.

        "Initial Agreement" has the meaning specified in the recitals of the LLC Agreement.

        "Initial Business Plan" has the meaning specified in Section 8.7(a) of the LLC Agreement.

        "Liquidating Trustee" means the Person appointed by the Management Committee to act in the capacity provided in Article XII of the LLC Agreement.

        "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of Duke/UAE Ref-Fuel LLC, as the same may be amended or modified.

        "LLC Interest Purchase Agreement" has the meaning specified in the recitals to the LLC Agreement.

        "LLC QF" means a "qualifying small power producer" or "qualifying cogenerator" (in each case within the meaning of PURPA) in which the Company holds, directly or indirectly, an equity interest.

        "Maintenance Capital Expenditures" means capital expenditures made or incurred in connection with normal replacement and maintenance programs and properly charged to current operations.

        "Management Committee" means the committee established in accordance with Section 8.1(a) of the LLC Agreement.

        "Member" means each of the Persons that are parties to the LLC Agreement, and any other Person that hereafter becomes a Member in accordance with Article XI of the LLC Agreement.

        "Member Loan" has the meaning specified in Section 5.5 of the LLC Agreement.

        "Member Nonrecourse Debt" has the meaning ascribed to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

        "Member Nonrecourse Debt Minimum Gain" means the aggregate amount of gain (of whatever character), determined for each Member Nonrecourse Debt, that would be realized by the Company (or a lower-tier partnership in which the Company owns an interest, as the case may be) if it disposed of the Company property (or the property of a lower-tier partnership, as the case may be) subject to such Member Nonrecourse Debt in a taxable transaction in full satisfaction thereof (and for no other consideration), determined in accordance. with the provisions of Regulations Sections.1.704-2(i)(5) and 1.704-2(k)(5) for determining a Member's share of minimum gain attributable to a Member Nonrecourse Debt.

        "Member Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Regulations Sections 1.704-2(iX2) and 1.704-2(k), are attributable to Member Nonrecourse Debt, provided that, for purposes of determining Member Nonrecourse Deductions, all increases and decreases, if any, of Member Nonrecourse Debt Minimum Gain allocated to the Company with respect to its interests in lower-tier partnerships (such as the Project Partnerships) in accordance with Regulations Section 1.704-2(k) shall be aggregated and netted with all such increases and decreases at the Company level.

        "Membership Interest" means a Member's entire interest in the Company, including such Member's share of the Profits, Losses and Distributable Cash or distributions of the Company, and the Member's right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to the LLC Agreement or the Act.

        "Municipal Solid Waste" means normal waste of the type customarily collected by municipalities, including durable goods, containers, packaging, food waste, yard waste and miscellaneous inorganic waste, but excluding industrial waste, agricultural waste, sewage sludge, tires and all categories of hazardous waste, including batteries and medical waste.

        "Non-Contributing Member" has the meaning specified in Section 5.2(c) of the LLC Agreement.

        "Ownership Percentage" means a Member's percentage interest in the Profits, Losses and Distributable Cash or distributions of the Company related solely to its Common Interests, as adjusted under the LLC Agreement. The Ownership Percentages of the Members are set forth on Exhibit B to the LLC Agreement, as such exhibit may be amended from time to time.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

        "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

        "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Preferred Equity" means, with respect to any Member, the sum of that Member's Unreturned Capital Balance and Unpaid Preferred Return.

        "Preferred Interests" means that portion of the Membership Interests of any Member hereunder issued pursuant to Section 5.2(a)(ii) or Section 5.2(c) (with respect to Additional Capital Contributions required pursuant to Section 5.2(a)(ii)) of the LLC Agreement. Preferred Interests shall not be convertible into Common Interests and shall have no voting rights other than those provided to a class of Membership Interests under the Act.

        "Preferred Return" means, with respect to any Preferred Interest of a Member, a cumulative amount calculated like interest at fifteen percent (15%) per annum, compounded annually, on the Unreturned Capital Balance related to the Preferred Interests of such Member.

        "Proceeding" has the meaning specified in Section 8.5(b) of the LLC Agreement.

        "Profits" and "Losses" means, for each Fiscal Year or part thereof, the taxable income or loss of the Company for such Fiscal Year determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (i)  any income of the Company that is exempt from Federal income tax shall be added to such taxable income or tax loss;

           (ii)  any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or tax loss;

          (iii)  any Depreciation for such Fiscal Year or part thereof shall be taken into account in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or tax loss;

          (iv)  gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed with reference to the Book Value of the property disposed of, rather than the adjusted tax basis of such property; and

           (v)  such taxable income or tax loss shall be deemed not to include any income, gain, loss, deduction or other item thereof allocated pursuant to Section 7.1(d) of the LLC Agreement.

        Notwithstanding any other provision of this definition, the Profit and Loss of the Company shall be computed by excluding therefrom the Hedge Profits or the Hedge Losses.

        "Project Partnerships" means the following Persons, as well as any other Person that owns or is developing an energy generating project and in which a direct or indirect interest is acquired by the Company on or after the date hereof: (i) American Ref-Fuel Company of Essex County, a New Jersey general partnership; (ii) American Ref-Fuel Company of Hempstead, a New York general partnership; (iii) American Ref-Fuel Company of Niagara, L.P., a Delaware limited partnership; (iv) American Ref-Fuel Company of Southeastern Connecticut, a Connecticut general partnership, (v) SEMASS Partnership, a Massachusetts limited partnership, and (vi) American Ref-Fuel Company of Delaware Valley, L.P., a Delaware limited partnership.

        "Purchased Interests" has the meaning specified in the recitals to the LLC Agreement.

        "Quorum" has the meaning specified in Section 8.1(d) of the LLC Agreement.

        "Regulations" means the Federal Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "Regulatory Allocations" has the meaning specified in Section 7.1(d)(vi) of the LLC Agreement.

        "Regulatory Restrictions" means any Requirement of Law, including, without limitation, PURPA and PUHCA, that prohibits, materially restricts or limits, or otherwise makes it impracticable or uneconomic for a Member or any of its Affiliates to acquire an additional interest in the Company.

        "Reimbursement Agreements" has the meaning specified in the LLC Interest Purchase Agreement.

        "Related Party" has the meaning specified in Section 9.4 of the LLC Agreement.

        "Requirements of Law" means all laws (including, without limitation, Environmental Laws), statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of any Governmental Authority, and as to any

Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person.

        "Subsidiary" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, and through greater than 50% equity ownership, controls or is controlled by, or is under common control with the Person specified.

        "Tender" means a full and unconditional offer to make a required Additional Capital Contribution in accordance with the terms and conditions of Section 5.2 of the LLC Agreement, and the verbs Tender and Tendered shall have correlative meanings.

        "Transaction Documents" means the LLC Agreement, the Equity Contribution Agreement, the LLC Interest Purchase Agreement, the UAE Holdings Credit Agreement, the UAE Holdings Credit Agreement Note, the UAE Share Purchase Agreement, the Reimbursement Agreements, the Credit Support Agreements and the Allied Agreements.

        "Transfer" has the meaning specified in Section 11.1(a) of the LLC Agreement.

        "Transferring Member" has the meaning specified in Section 11.2(a) of the LLC Agreement.

        "UAE" means United American Energy Corp., a Delaware corporation.

        "UAE Holdings Credit Agreement" means the-Credit Agreement, dated as of the Effective Date, between UAE Holdings and Duke Energy Power Assets Holding, Inc., as the same may be amended or modified, and any replacement thereof.

        "UAE Holdings Credit Agreement Note" means the $40,000,000 promissory note made by UAE Holdings pursuant to the UAE Holdings Credit Agreement, as such note may be amended or modified.

        "UAE Holdings" means United American Energy Holdings Corp., a Delaware corporation.

        "UAE RF" has the meaning specified in the recitals to the LLC Agreement.

        "UAE Share Purchase Agreement" means the Share Purchase Agreement, dated as of the Effective Date, between UAE and Duke Energy Power Assets, Inc., as the same may be amended or modified.

        "U.C.C." means the Uniform Commercial Code as in effect in the State of Delaware.

        "Unallocated Preferred Return" means, with respect to any Preferred Interest, (i) the Preferred Return with respect to that Preferred Interest, minus (ii) the cumulative amount of Profits allocated with respect to that Preferred Interest pursuant to Section 7.1(a)(2) of the LLC Agreement.

        "Unsaid Preferred Return" means, with respect to any Preferred Interest, (i) the Preferred Return with respect to that Preferred Interest, minus (ii) the cumulative amount of distribution made with respect to that Preferred Interest pursuant to Section 6.1(a) of the LLC Agreement.

        "Unreturned Capital Balance" means, with respect to any Preferred Interest, (i) the cumulative amount of Additional Capital Contributions made pursuant to Section 5.2(c) of the LLC Agreement with respect to that Preferred Interest, minus (ii) the cumulative amount of distributions made with respect to that Preferred Interest pursuant to Section 6.1(b) of the LLC Agreement.

APPENDIX B

DISPUTE RESOLUTION

        Except as set forth in paragraph (d) below, any dispute, controversy or Claim arising out of or relating to this Agreement (each, a "Dispute"), shall be resolved in the following manner, which shall be in lieu of litigation in any court:

          (a)    Negotiation.    The parties will attempt in good faith to resolve the Dispute promptly by negotiations between senior representatives of the parties who have authority to settle the Dispute (each a "Representative") in accordance with the following procedures:

              (i)  The party raising the Dispute ("Disputing Party") shall give the other party written notice of the Dispute ("Dispute Notice"). Within ten days after receipt of a Dispute Notice, the receiving party shall submit to the Disputing Party a written response. The Dispute Notice and the response shall include (A) a statement-of the nature of the Dispute or the party's position relative to the Dispute, as applicable, (B) a summary of the information supporting the party's position, and (C) the name and title of the individual who will be that party's Representative in the resolution of the Dispute. The Representative shall meet at a mutually acceptable time and place within ten days after the date of the other party's response to the Dispute Notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute.

             (ii)  The Representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the need for arbitration. During the course of such negotiations, all reasonable requests made by one party to the other for information will be honored in order that each of the parties may be fully advised. The specified format for such discussions shall be left to the discretion of the Representatives, but may include the preparation of agreed upon statements of fact or of positions furnished to the other party. All verbal and written communications between the parties and issued or prepared in connection with this Section (a) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise), in any arbitration or other proceedings for the resolution of the Dispute.

          (b)    Arbitration.    If the Dispute is not resolved within 45 days of the date of the Dispute Notice, or if the party receiving the Dispute Notice does not respond in writing to the Dispute Notice within ten days after receiving the same, or if either party will not meet with the other party within ten days after delivery of such response to the Disputing Party, then the Dispute shall be resolved by a final and binding arbitration administered by AAA according to its Rules of Practice and Procedure then in effect and the following procedures:

              (i)  Unless barred by the statute of limitations, either party may initiate the arbitration process by serving, as in a civil action, the other party with notice of the nature of the Dispute and a demand for arbitration ("Arbitration Demand"), which Arbitration Demand shall include a description of the Dispute, the amount involved and the remedy sought. The Dispute shall be waived and forever barred if on the date of the Dispute Notice, the Claim, if asserted in a civil action, would be barred by the applicable state or federal statute of limitations.

             (ii)  The party commencing the arbitration process shall file a copy of the Arbitration Demand at the regional office of AAA located in the city in which the Company then operates its principal office, together with the appropriate filing fee as provided in AAA's existing fee schedule.

            (iii)  If the responding party desires to file a response or counterclaim, it must do so within 20 days of service of the Arbitration Demand. Failure to file a counterclaim or response will not operate to delay the arbitration proceedings.

            (iv)  After the filing of the Arbitration Demand, response and counterclaim, no further Claims or counterclaims may be made except on motion to the arbitrator.

             (v)  The case shall be submitted to a panel of three (3) arbitrators, of which one arbitrator shall be appointed by each Member and the third arbitrator shall be appointed by the two designated arbitrators. If any designated arbitrator shall die, become incapable of, unwilling to, or unable to serve or proceed with the arbitration, a substitute arbitrator shall be appointed by the person who designated such arbitrator in this Section (c)(v), and such substituted arbitrator shall have all such powers as if he or she had been originally appointed herein.

            (vi)  Should either party refuse or neglect to furnish the arbitrators with any papers or information demanded or in the event that either party shall fail to attend hearings before the arbitrators, the arbitrators are empowered by both parties to proceed ex parte.

           (vii)  The AAA's Arbitration Administrator shall schedule a pre-hearing conference with the parties within 20 days after the date of the Arbitration Demand for the purpose of narrowing the issues, establishing a discovery schedule, arranging an acceptable procedure for any law and motion proceedings and in all respects arranging for the most expeditious hearing possible of the matters in dispute.

          (viii)  Discovery shall be at the discretion of the arbitrator and allowed only upon a showing of good cause utilizing the following guidelines:

              (A)  The arbitrator shall have discretion to order pre-hearing exchange of information, including but not limited to, the production of requested documents and exchanges of summaries of testimony of proposed witnesses; provided, however, that under all circumstances a party shall be entitled to receive from the other party any information or documents that it is entitled to receive or review under this Agreement and the right to receive the same shall not be subject to the arbitrator's discretion.

              (B)  Each party may propound only one interrogatory requesting the names and addresses of the witnesses to be called at the arbitration hearing.

              (C)  On a date to be determined at the pre-hearing conference, each party may serve one request for the production of documents. The documents are to be exchanged within five days of such request.

              (D)  Each party may' depose up to six witnesses. Each deposition must be concluded within four hours and all depositions must be taken within 20 days of the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition.

            (ix)  The arbitration hearing shall commence within 30 days of the pre-hearing conference and shall be conducted in accordance with the following:

              (A)  The parties must file briefs with the arbitrator at least three days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

              (B)  The parties have the right to representation by legal counsel throughout the arbitration proceedings.

              (C)  Within reasonable limitations, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner.

              (D)  A court reporter shall attend the arbitration proceedings and keep a stenographic record thereof.

              (E)  Any party may request that oral evidence be given under oath.

              (F)  The judicial rules in effect in the State of Delaware for-the conduct of non jury trials, including, but not limited to, the order of proof the conduct of the hearing and the presentation and admissibility of evidence, shall apply in the arbitration proceeding.

             (x)  The issue of whether a Dispute is arbitrable hereunder shall also be subject to arbitration under this Appendix. The arbitrator shall apply the substantive laws of the State of Delaware and the Federal law of the United States to the resolution of each Dispute and to the issue of arbitrability of any Dispute, including, but not limited to, the provisions of North Carolina statutory laws dealing with arbitration and the United States Arbitration Act, 9 U.S.C. § 1-16, as they may exist at the time of the Arbitration Demand, but only insofar as such statutes are not in conflict with this Agreement, and specifically excepting therefrom sections of such statutes dealing with discovery. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

            (xi)  The arbitrator's award shall be made in accordance with the following:

              (A)  The decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief that is just and equitable, including, but not limited to, injunctive relief or specific performance.

              (B)  The award must be made in writing and signed by the arbitrator and shall contain a concise statement of the reasons in support of the decision.

              (C)  The award must be mailed promptly to the parties, but no later than 30 days from the closing of the hearing.

              (D)  The award can be judicially enforced. The award shall be final and binding and there shall be no direct appeal from the award on the grounds of error in the application of the law.

              (E)  The cost of the arbitration, including the fees and expenses of the arbitrator, shall be borne equally by the parties. Each party shall be responsible for all other costs and expenses incurred by such party in connection with the arbitration, including, but not limited to, its attorneys' fees and costs.

          (c)    Extensions of Time.    All deadlines specified in this Appendix may be extended by mutual agreement.

          (d)    Exceptions.    Notwithstanding anything to the contrary contained in the Agreement or this Appendix B, no dispute, controversy or claim arising out of or relating to the Agreement shall be resolved in the manner set forth in this Appendix B in lieu of litigation in a court if such dispute, controversy or claim concerns or relates to:

              (i)  the filing of, consent to the filing of or joining in any filing of, a bankruptcy or insolvency petition or other institution of insolvency proceedings;

             (ii)  the dissolution, liquidation, consolidation, merger or sale of all or substantially all of the assets of the Company;

            (iii)  the Company's engagement in a new business activity; or

            (iv)  the amendment of this Agreement.

QuickLinks

THIRD AMENDMENT TO LLC AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II AMENDMENT OF LLC AGREEMENT
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV DISPUTE RESOLUTION
ARTICLE V MISCELLANEOUS PROVISIONS
SECOND AMENDMENT TO LLC AGREEMENT
ARTICLE VI AMENDMENT OF LLC AGREEMENT
ARTICLE VII REPRESENTATIONS AND WARRANTIES
ARTICLE VIII DISPUTE RESOLUTION
ARTICLE IX MISCELLANEOUS PROVISIONS
AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DUKE/UAE REF-FUEL LLC
ARTICLE I DEFINITIONS
ARTICLE II ORGANIZATIONAL MATTERS
ARTICLE III BUSINESS OF THE COMPANY
ARTICLE IV NAMES AND ADDRESSES OF MEMBERS
ARTICLE V CONTRIBUTIONS TO THE COMPANY
ARTICLE VI DISTRIBUTIONS
ARTICLE VII ALLOCATIONS
ARTICLE VIII MANAGEMENT OF THE COMPANY
ARTICLE IX RIGHTS AND OBLIGATIONS OF MEMBERS
ARTICLE X ACCOUNTING AND TAX MATTERS
ARTICLE XI TRANSFERS; ADJUSTMENT OF INITIAL OWNERSHIP PERCENTAGES
ARTICLE XII DISSOLUTION AND TERMINATION
ARTICLE XIII REPRESENTATIONS AND WARRANTIES
ARTICLE XIV DISPUTE RESOLUTION
ARTICLE XV MISCELLANEOUS PROVISIONS
PROMISSORY NOTE
FORM OF CERTIFICATE OF MEMBERSHIP INTERESTS IN DUKE/UAE REF-FUEL LLC
APPENDIX A DEFINITIONS
APPENDIX B DISPUTE RESOLUTION